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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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RED ROBIN GOURMET BURGERS, INC.
(Name of Registrant as Specified In Its Charter)

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RED ROBIN GOURMET BURGERS, INC.
6312 South Fiddler's Green Circle, Suite 200N
Greenwood Village, CO 80111
(303) 846-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2014

To our Stockholders:

        The annual meeting of stockholders of Red Robin Gourmet Burgers, Inc. will be held at 8:00 a.m. MDT, on Thursday, May 22, 2014, at our Red Robin Innovation Center, located at 10000 E. Geddes Ave., Suite 500, Centennial, Colorado 80122 for the following purposes:

  1)
  To elect Robert B. Aiken, Stephen E. Carley, Lloyd L. Hill, Richard J. Howell, Glenn B. Kaufman, Pattye L. Moore, and Stuart I. Oran, as directors of the Company for one-year terms;

  2)
  To approve, on an advisory basis, the compensation of our named executive officers;

  3)
  To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2014; and

  4)
  To transact such other business as may properly come before the meeting.

        We direct your attention to the proxy statement, which includes information about the matters to be considered at the annual meeting and certain other important information and which we encourage you to carefully review. Our board of directors recommends that you vote FOR the board's nominees for director, FOR approval of our executive compensation, and FOR approval of the independent auditor. Your vote is important.

        Stockholders of record at the close of business on April 1, 2014 are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 10, 2014.

        This year, we have again elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission's "notice and access" rules. Our proxy materials are available at the following website:

https://materials.proxyvote.com/75689M

        We also post our proxy materials on our website at http://www.redrobin.com/eproxy.

        We cordially invite you to attend the annual meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Please refer to your proxy card or Notice Regarding the Availability of Proxy Materials for more information on how to vote your shares at the meeting and return your voting instructions as promptly as possible.

        Thank you for your support.

By Order of the Board of Directors,

Pattye L. Moore Chair of the Board of Directors

Greenwood Village, Colorado
April 8, 2014

i

ii

PROXY STATEMENT SUMMARY

        This summary is intended to provide an overview of the items that you will find elsewhere in this proxy statement about our Company and the upcoming 2014 annual meeting of stockholders. As this is only a summary, we encourage you to read the entire proxy statement for more information about these topics before voting.

Annual Meeting of Stockholders

Time and Date:	8:00 a.m. MDT on Thursday, May 22, 2014
Location:	Red Robin Innovation Center 10000 E. Geddes Ave., Suite 500 Centennial, Colorado 80122
Record Date:	April 1, 2014

Proposals and Board Voting Recommendations

Proposal	Board's Voting Recommendation	Page References (for more detail)
1 Election of Directors	FOR EACH NOMINEE	5
2 Advisory Vote to Approve Executive Compensation	FOR	51
3 Ratification of Independent Auditor	FOR	52

        Stockholders may also vote on such other matters as may properly come before the meeting or any postponement or adjournment thereof. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

Director Nominees (Proposal No. 1)

Board Nominees

Name	Age	Director Since	Principal Occupation	Independent	Current Committee Assignments
Robert B. Aiken	51	2010	CEO, Feeding America	X	*NGC, FC
Stephen E. Carley	61	2010	CEO, Red Robin
Lloyd L. Hill	70	2010	Former CEO, Applebee's	X	*CC, AC
Richard J. Howell	71	2005	Former Partner, Arthur Andersen	X	*AC, CC
Glenn B. Kaufman	46	2010	Managing Member, D Cubed Group investment firm	X	*FC, NGC
Pattye L. Moore	56	2007	Consultant; former President and Director, Sonic Corp.	X	(C), AC, CC
Stuart I. Oran	63	2010	Managing Member, Roxbury Capital Group LLC merchant banking firm	X	FC, NGC

AC
Audit Committee

CC
Compensation Committee

FC
Finance Committee

NGC
Nominating and Governance Committee

(C)
Denotes Chair of the Board

*
Denotes Chair of the Committee

        In 2014, all seven of our continuing directors are standing for re-election. Directors are elected by a majority of votes cast. See "PROPOSAL 1—ELECTION OF DIRECTORS—Directors and Nominees" on page 5 of this proxy statement for more information about our directors and nominees.

        In 2013, each director attended at least 75% of the aggregate number of board and applicable committee meetings.

Key Corporate Governance Highlights

        The board of directors recognizes the connection between good corporate governance and the creation of sustainable stockholder value and is committed to practices that promote the long-term interests of the Company, accountability of management, and stockholder trust. To this end, we continually evolve our practices to ensure alignment with our stockholders. Highlights include:

  •
  Fully declassified board of directors commencing with the 2014 annual stockholders meeting.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

Advisory Vote to Approve Executive Compensation (Proposal No. 2)

        We are requesting that stockholders approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. The board recommends a vote FOR Proposal No. 2 because it believes that the Company's executive compensation program is designed to link incentives and rewards for our executives to the achievement of specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. In 2013, our advisory vote proposal was supported by approximately 99.4% of the votes cast. Highlights of our executive compensation program, pay for performance compensation structure, 2013 performance, and 2013 compensation are set forth below. Please see "Compensation Discussion and Analysis" beginning on page 22 for a full discussion of the items below.

Executive Compensation Program

        Listed below are highlights of our executive compensation program that reflect our focus on strong corporate governance and prudent compensation decision-making:

  •
  Pay for performance focused executive compensation structure, with a significant portion of executive pay "at-risk."

  •
  Fully independent compensation committee advised by an independent compensation consultant.

  •
  No new excise tax gross ups.

  •
  Double trigger or attainment of performance targets required for equity vesting upon change in control.

  •
  No repricing of underwater options without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives and board members.

  •
  Clawback policy for the return of certain incentive compensation received by executives.

  •
  Few perquisites offered to our executives.

  •
  Practice of prohibiting hedging and pledging of shares by our executive officers and directors.

Pay for Performance

        Our compensation program is designed to pay our executives for performance. Our short-term annual cash incentive program uses performance targets primarily based on annual EBITDA (earnings before interest, taxes, depreciation, and amortization) goals that are set with reference to our five-year business strategy. Long-term incentive compensation is based on achievement of financial goals designed to demonstrate sustained improvement over multi-year periods, and time vesting designed to reward executive retention. The cash portion of our long-term incentive awards is measured over a three-year performance period based on both EBITDA and ROIC (return on invested capital) metrics. Restricted stock units and options each vest ratably in annual increments over four years, with the amount realizable from such awards being dependent, in whole or in part, on increased stock price. Our 2013 performance was driven by strong operating results from the implementation of our aggressive strategic plan, begun in 2011. Our strategic plan is designed to drive performance through top-line growth in sales and increased guest traffic, and lays the foundation for scalable and sustainable long-term growth, profitability, and increased stockholder value.

2013 Performance Highlights

        Our 2013 performance continued to be strong. Highlights are set forth below. Note that our 2013 fiscal year contained 52 operating weeks compared to 53 weeks for fiscal year 2012.

  •
  Annual revenues exceeded $1.0 billion in 2013, an increase of 4.1% over total revenues for fiscal year 2012.

  •
  Restaurant revenue grew by 4.1% in 2013.

  •
  Diluted earnings per share (EPS) grew by 15% for the 2013 full fiscal year over fiscal year 2012.

  •
  Our stock price more than doubled during 2013, beginning the year around $35 per share and ending the year around $75 per share.

  •
  We significantly outperformed the casual dining industry in guest traffic for the full year by approximately 240 basis points, as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry.

  •
  We added 21 new Red Robin® restaurants and one new Red Robin's Burger Works® to our restaurant base in 2013.

  •
  We repurchased $5 million of our common stock during the year under our stock repurchase program, thereby using excess cash to benefit our stockholders.

        We continue to make progress strengthening the fundamentals of our business and improving our performance. We have identified and continue to examine opportunities that will:

  •
  drive strong financial performance through increasing guest traffic and revenue,

  •
  improve operational efficiencies and expense management, and

  •
  expand our restaurant base.

2013 Compensation

        The table below sets forth the 2013 compensation for our named executive officers.

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Stephen E. Carley,	735,578	650,000	299,959	599,998	1,352,231	15,558	3,653,324
Chief Executive Officer
Stuart B. Brown,	350,135	280,000	79,975	159,999	479,603	11,207	1,360,919
SVP & Chief Financial Officer
Eric C. Houseman,	412,159	169,000	71,982	144,002	596,773	11,360	1,405,276
President & Chief Operating Officer
Todd A. Brighton,	334,363	169,000	62,979	125,999	402,187	11,608	1,106,136
SVP & Chief Development Officer
Denny Marie Post,	385,147	280,000	62,979	125,999	493,897	186,928	1,534,950
SVP & Chief Marketing Officer

        See "2013 Executive Compensation Tables" and accompanying footnotes and narratives beginning on page 38 for additional information about the 2013 compensation for each named executive officer.

Independent Auditors (Proposal No. 3)

        The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP ("D&T") as the Company's independent auditor for the fiscal year ending December 28, 2014. Set forth below are the fees billed by D&T for fiscal years 2013 and 2012:

	2013($)	2012($)
Audit fees	749,658	602,543
Audit-related fees	—	62,900
Tax fees	10,774	11,705
All other fees	37,200	2,200

Total	797,632	679,348

PROXY STATEMENT

        The Board of Directors ("board" or "board of directors") of Red Robin Gourmet Burgers, Inc. ("Red Robin" or the "Company") is providing this proxy statement to stockholders in connection with the solicitation of proxies on its behalf to be voted at our annual meeting of stockholders. The meeting will be held on Thursday, May 22, 2014, beginning at 8:00 a.m. MDT, at our Red Robin Innovation Center, located at 10000 E. Geddes Ave., Suite 500, Centennial, Colorado 80122. The proxies may be voted at any time and date to which the annual meeting may be properly adjourned or postponed.

PROPOSAL 1
ELECTION OF DIRECTORS

General

        As of the date of this proxy statement, our board of directors consists of eight directors. James T. Rothe has provided notice that he intends to retire effective as of the annual meeting. Consequently, the board of directors will consist of seven directors following the annual meeting, six of whom will be independent. The board of directors may decide at a later time to add one or more directors who possess skills and experience that may be beneficial to our board and the Company.

        At the 2012 annual meeting, the Company's stockholders approved an amendment to our certificate of incorporation to declassify the board of directors. Accordingly, after a three-year transition from a classified structure with three classes of directors serving three-year staggered terms, the 2014 annual meeting will be the first annual meeting of stockholders at which all of our directors are elected on an annual basis for a one-year term.

        The directors elected at this annual meeting will serve in office until our 2015 annual meeting of stockholders or until their successors have been duly elected and qualified, or until the earlier of their respective deaths, resignations, or retirements. Each nominee has consented to serve if elected and we expect that each of them will be able to serve if elected. If any nominee should become unavailable to serve as a director, our board of directors can name a substitute nominee, and the persons named as proxies in the proxy card, or their nominees or substitutes, will vote your shares for such substitute nominee unless an instruction to the contrary is written on your proxy card.

Selecting Nominees for Director

        Our board has delegated to the nominating and governance committee the responsibility for reviewing and recommending nominees for director. The board determines which candidates to nominate or appoint, as appropriate, after considering the recommendation of the committee.

        In evaluating a director candidate, the nominating and governance committee will consider the candidate's independence, character, corporate governance skills and abilities, business experience, industry specific experience, training and education, commitment to performing the duties of a director, and other skills, abilities, or attributes that fill specific needs of the board or its committees. While there is no policy with regard to consideration of diversity in identifying director nominees, the nominating and governance committee considers diversity in business experience, professional expertise, gender, and ethnic background, along with various other factors when evaluating director nominees. The nominating and governance committee will use the same criteria in evaluating candidates suggested by stockholders.

Directors and Nominees

        Below, you can find the principal occupation and other information about each of the director nominees standing for re-election at the annual meeting. Information related to each director nominee's key attributes, experience, and skills, as well as their recent public company board service is included with each director's biographical information.

Robert B. Aiken, 51

Director Since: March 2010
Committees:

• Nominating and Governance (Chair)
• Finance
Other Public Company Board Service:
United Stationers Inc.
(December 2010-present)
Recent Past Public Company Board Service:
None	Mr. Aiken has been the Chief Executive Officer of Feeding America, a 501(c)3 hunger relief charity organization, since December 2012. Mr. Aiken was previously the Chief Executive Officer of the food company portfolio at Bolder Capital, a Chicago-based private equity firm, from February 2012 to December 2012 and from February 2010 to January 2011. Mr. Aiken was a Managing Director of Capwell Partners, LLC, a Chicago-based private equity firm, from January 2011 to February 2012. Prior to entering the private equity business in February 2010, Mr. Aiken served as the President and Chief Executive Officer of U.S. Foodservice (USF). At USF, he served as President and Chief Executive Officer from July 2007 to February 2010, as President and Chief Operating Officer from October 2005 to July 2007, and as Executive Vice President of Sales/Marketing & Supply Chain from February 2004 to October 2005. Prior to joining USF, Mr. Aiken held several positions from 1994 through 2000 at Specialty Foods Corp. of Deerfield, Illinois, including Chief Executive Officer of its Metz Baking Company subsidiary. From 2000 until 2004, Mr. Aiken also served as President and Principal of Milwaukee Sign Co. and early in Mr. Aiken's career, he worked as a business lawyer, first with the firm Sidley & Austin in Chicago and then with Wilson, Sonsini, Goodrich & Rosati in Palo Alto, California.

Mr. Aiken brings to the board of directors, among his other skills and qualifications, experience as a chief executive officer of a corporation with significant operations and a large, labor-intensive workforce. He gained extensive experience in operations and logistics, as well as an understanding of the dining industry, through his service at USF. In light of the foregoing, our board of directors has concluded that Mr. Aiken should continue as a member of our board.
Stephen E. Carley, 61

Director Since: September 2010
Other Public Company Board Service:
Harte-Hanks (March 2013-present)
Recent Past Public Company Board Service:
EPL Intermediate, Inc., an affiliate of El Pollo Loco (publicly traded debt)
(2004-2010)	Mr. Carley joined the Company as Chief Executive Officer and as a director in September 2010. Prior to joining the Company, Mr. Carley served from April 2001 to August 2010 as the Chief Executive Officer of El Pollo Loco, Inc., a privately held restaurant company headquartered in Costa Mesa, California. Prior to his service at El Pollo Loco, Mr. Carley served in various management positions with several companies, including, PhotoPoint Corp., Universal City Hollywood, PepsiCo, Inc., and the Taco Bell Group. Mr. Carley holds a master's degree with a concentration in marketing from Northwestern University and a bachelor's degree in finance from the University of Illinois in Urbana, Illinois.

Mr. Carley brings to the Company and the board of directors, among his other skills and qualifications, extensive restaurant industry experience and valuable executive leadership, which he gained as a chief executive officer of a corporation with significant, large-scale operations. He has extensive knowledge and understanding of the restaurant industry, marketing and brand familiarity, as well as significant insight into and experience with franchise operations. In light of the foregoing, our board of directors has concluded that Mr. Carley should continue as a member of our board.

Lloyd L. Hill, 70

Director Since: March 2010
Committees:

• Compensation (Chair)
• Audit
Other Public Company Board Service:
AMC Entertainment, Inc. and its parent company AMC Entertainment Holdings, Inc. (December 2013-present)
Recent Past Public Company Board Service:
Applebee's International, Inc. (1989-2007)	Mr. Hill is the former Chairman and CEO of Applebee's International, Inc. (Applebee's), based in Overland Park, Kansas. Mr. Hill joined Applebee's as Chief Operating Officer in January 1994, and was named President in December 1994. He became Co-Chief Executive Officer in January 1997; Chief Executive Officer in January 1998; and was elected Chairman of the Board in May 2000. Mr. Hill first began serving on Applebee's board as an independent director in 1989 and served until November 2007. Mr. Hill retired as Chief Executive Officer of Applebee's in September 2006. Prior to joining Applebee's, Mr. Hill served as President and Director of Kimberly Quality Care (KQC), a market leader in home healthcare and nurse personnel staffing. Mr. Hill received his master's degree in business administration from Rockhurst University in Kansas City, Missouri.

Mr. Hill brings to the board of directors, among his other skills and qualifications, executive leadership and operations skills developed from his years of experience as a chief executive officer of several companies. As Chairman and Chief Executive Officer of Applebee's, Mr. Hill substantially expanded Applebee's business while successfully maintaining relationships with Applebee's stockholders. Under Mr. Hill's leadership, Applebee's grew into the largest casual dining concept in the world, with nearly 1,900 restaurants in 49 states and 17 countries. In 2005, Mr. Hill was named by Institutional Investor magazine as one of America's Best CEOs and as one of the top-performing CEOs within the restaurant industry. Mr. Hill also brings deep knowledge of the casual-dining industry. In light of the foregoing, our board of directors has concluded that Mr. Hill should continue as a member of our board.
Richard J. Howell, 71

Director Since: September 2005
Committees:

• Audit (Chair)
• Compensation
Other Public Company Board Service:
Independent Trustee for the LKCM Funds (July 2005-present)
Other Board Service:
Board of Directors of NACD North Texas Chapter (2010-present)
Recent Past Public Company Board Service:
None	Mr. Howell was an audit partner with Arthur Andersen LLP for over 25 years before retiring in 2002. From January 2004 through May 2009, Mr. Howell served as an adjunct professor of auditing at the Cox School of Business at Southern Methodist University, and he served in a similar capacity from August 2002 to December 2003 at the Neely School of Business at Texas Christian University.
Mr. Howell brings to the board, among his other skills and qualifications, significant experience in accounting and information systems, as well as knowledge of controls and financial reporting requirements of public companies. In addition, during Mr. Howell's career in public accounting he gained significant knowledge of due diligence practices, mergers and acquisitions, and risk management. In his role as the head of the audit division, he gained experience with recruiting, personnel management, budgeting, and client development and management. As a public accountant, Mr. Howell worked with retail and manufacturing companies and developed experience working with supply chain, procurement, manufacturing processes, and inventory management. Mr. Howell's work with audit committees of numerous public reporting companies and his directorship roles have provided him with substantial experience in corporate governance. In light of the foregoing, our board of directors has concluded that Mr. Howell should continue as a member of our board.

Glenn B. Kaufman, 46 Director Since: August 2010 Committees: • Finance (Chair) • Nominating and Governance Other Public Company Board Service: None Recent Past Public Company Board Service: None	Mr. Kaufman has been a Managing Member of the D Cubed Group, a private-market investment firm with a long-term focused value creation model, since January 2011. Prior to forming D Cubed, he consulted to boards and senior executives of operating businesses as well as to private investment firms from January 2009 to December 2010. Previously he spent 11 years at American Securities Capital Partners, where he was a Managing Director. During his tenure at American Securities, Mr. Kaufman spearheaded the firm's investing in the restaurant, food service, franchising, and healthcare sectors. He served as Chairman or a Director of Potbelly Sandwich Works, El Pollo Loco, Press Ganey Associates, Anthony International, and DRL Holdings. He spent four years as an attorney with Cravath, Swaine & Moore and worked previously in the small business consulting group of Price Waterhouse. Mr. Kaufman holds a Bachelor of Science in Economics from the Wharton School of Business of the University of Pennsylvania and a law degree from Harvard University.

Mr. Kaufman brings to the board of directors, among his other skills and qualifications, valuable executive leadership and corporate governance experience, as well as an extensive understanding of restaurant operations and franchising. Mr. Kaufman gained restaurant, food service, franchising, heath care, and retail expertise while serving as the Managing Director of American Securities Capital Partners. In addition, Mr. Kaufman also has legal expertise. In light of the foregoing, our board of directors has concluded that Mr. Kaufman should continue as a member of our board.
Pattye L. Moore, 56

Director Since: August 2007 (Board Chair since February 2010)
Committees:

• Audit
• Compensation
Other Public Company Board Service:
ONEOK (2002-present)
ONEGAS, Inc. (January 2014-present)
Recent Past Public Company Board Service: Sonic Corp. (2000-2006)	Ms. Moore is a business strategy consultant and the author of Confessions from the Corner Office, a book on leadership instincts. Ms. Moore was on the board of directors for Sonic Corp. from 2000 through January 2006 and was the President of Sonic from January 2002 to November 2004. She held numerous senior management positions during her 12 years at Sonic, including Executive Vice President, Senior Vice President—Marketing and Brand Development, and Vice President—Marketing. Prior to joining Sonic Corp., she served as a senior executive and account supervisor on the Sonic account at the advertising agency Advertising, Inc.

Ms. Moore brings to the board of directors, among her other skills and qualifications, significant executive leadership, management, marketing, business strategy, and brand development experience as well as deep knowledge of the restaurant industry. During her tenure at Sonic, the company grew from $900 million in system-wide sales with 1,100 units to over $3 billion in system-wide sales and 3,000 units. Ms. Moore was named one of the top 100 marketers by Advertising Age magazine in 2000 and one of the top 50 women in foodservice by Nation's Restaurant News in 2002. Ms. Moore's directorships at other companies also provide her with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Ms. Moore should continue as a member of our board.

Stuart I. Oran, 63

Director Since: March 2010
Committees:

• Finance
• Nominating and Governance
Other Public Company Board Service:
Spirit Airlines (2004-present)
Recent Past Public Company Board Service:
Deerfield Capital Corp. (2008-2010)
Hughes Telematics (f/k/a Polaris Acquisition Corp.) (2007-2009)
Wendy's International, Inc. (2005-2008)	Mr. Oran is the Managing Member of Roxbury Capital Group LLC, a New York based merchant banking firm he founded in 2002, and the Operating Partner of Liberty Hall Capital Partners, L.P., a private equity firm focused on businesses serving the aerospace and defense industry. Mr. Oran is also the co-founder of Bond Street Holdings, Inc., a bank holding company formed to acquire failed banks in FDIC-assisted transactions. From 1994 to 2002, Mr. Oran held a number of senior executive positions at UAL Corporation and its operating subsidiary, United Airlines, Inc., including Executive Vice President—Corporate Affairs (responsible for United's legal, public, governmental and regulatory affairs, and all of United's properties and facilities), Senior Vice President—International (P&L responsibility for United's international division comprised of its operations and employees (approximately 12,000) in 27 countries), and President and Chief Executive Officer of Avolar, United's aviation line of business. During that period, Mr. Oran also served as a director of United Air Lines (the operating subsidiary) and several of its subsidiaries, and on the Management Committee, Risk Management Committee, and Alternative Asset Investment Committee of UAL. Prior to joining UAL and United, Mr. Oran was a corporate partner at the New York law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

Mr. Oran brings to the board of directors, among his other skills and qualifications, valuable business, leadership, management, and strategic planning experience which he gained during his employment with UAL Corporation and as a board member of Wendy's International, Inc. He also brings significant knowledge of the restaurant industry from his board service at Wendy's. In addition, Mr. Oran has experience serving as a director of a number of other large public companies which provided him with extensive corporate governance experience. In light of the foregoing, our board of directors has concluded that Mr. Oran should continue as a member of our board.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR the election of each of the nominees for director.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Principles

        The board of directors seeks to ensure that good governance and responsible business practices are part of our culture and values. To ensure that we achieve this goal, the board of directors has previously established corporate governance guidelines that it follows with respect to corporate governance matters, which are available on the investor relations section of our website at www.redrobin.com. The board of directors reviews the governance guidelines annually to ensure that they are timely, effective, and supportive of the board's oversight and other responsibilities.

Executive Development and Management Succession

        Executive development and succession is an important responsibility of the board of directors. Under the Company's corporate governance guidelines, the board maintains an ongoing policy and plan for the development and succession of the CEO and other senior officers. The board has delegated this responsibility to the nominating and governance committee. This program encompasses performance reviews of executives, developmental guidance for not only their current roles, but also for new strategic opportunities that may result from growth in and changes to the Company's operations, and succession planning for executives and their direct reports with high potential. As provided in our corporate governance guidelines, the succession policy and plan has a multi-year focus that encompasses, among other things, the following attributes:

  •
  criteria that reflect the Company's ongoing business strategies,

  •
  identification and development of potential internal candidates,

  •
  formal assessment processes to evaluate such potential internal candidates and their development, and

  •
  an emergency succession component to address the unforeseen loss of the CEO or other key executives through death, disability, or other similar emergency.

        The nominating and governance committee works closely with management to ensure that development and succession are anticipated, planned for, and addressed in a timely manner. Under the guidance of the committee, Mr. Carley and each of the executive officers conduct annual succession planning activities. This process includes annual performance reviews and evaluations of the CEO and executive officers, who also conduct evaluations and development of their direct reports.

        Mr. Carley regularly meets with the full board on his performance, and his annual performance evaluation is conducted under the oversight of the compensation committee. Mr. Carley conducts annual and interim performance and development evaluations of the other senior executives and reviews these evaluations with the compensation committee or full board.

        At least annually, and when otherwise necessary, the nominating and governance committee reviews, makes recommendations for, and reports to the board on programs that have been implemented by management for executive and leadership team development and succession planning.

Stockholder Engagement

        The board and management believe that the Company's relationships with our stockholders and other stakeholders are an important part of our corporate governance responsibility, and recognize the value of continuing communications. Among other things, engagement with our stockholders helps us to:

  •
  understand the larger context and impact of our operations,

  •
  learn about expectations for our performance, and

  •
  assess emerging issues that may affect our governance practices, business, or operations.

        This approach has helped us to identify mutual perspectives and goals and to adopt a collaborative approach to these relationships, which has resulted in our receiving essential input from our stockholders. To this end, we regularly engage with our stockholders through attendance at investor conferences, issuance of press releases and other stockholder communications, and individual meetings throughout the year.

        We also recognize the connection between good corporate governance and our ability to create and sustain value for our stockholders. In response to evolving governance practices, regulatory changes, and concerns of our stockholders, the Company has made a number of changes to our corporate governance practices over the past few years.

        Highlights of our governance program include:

  •
  Fully declassified board of directors commencing with the 2014 annual stockholders meeting.

  •
  Independent chair of the board of directors.

  •
  All director nominees are independent other than our CEO.

  •
  All committee members are independent.

  •
  Frequent engagement by management with institutional investors.

  •
  Majority voting standard for uncontested director elections.

  •
  Annual review of our succession plan and talent development plan.

  •
  Limits on outside board service.

Board Leadership Structure

        The board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure so as to provide independent oversight of management. Accordingly, at this time, we believe it is appropriate for our board to maintain the separation of the roles of board chair and chief executive officer. Pattye L. Moore currently serves as chair of the board due to, among other things, her prior experience on public company boards of directors, as well as her extensive leadership experience within the restaurant industry.

        We believe that having a non-executive, independent board chair is in the best interest of the Company and our stockholders at this time. The separation of the roles of board chair and chief executive officer allows Mr. Carley to focus on managing the Company's business and operations, and allows Ms. Moore to focus on board matters, especially in light of the high level of regulation and scrutiny of public company boards. Further, we believe that the separation of those roles ensures the independence of the board in its oversight role of evaluating and assessing the chief executive officer and management generally.

Role in Risk Oversight

        Our executive officers have the primary responsibility for enterprise risk management within our Company. Our board actively oversees the Company's risk management and regularly engages in discussions of the most significant risks that the Company faces and how these risks are being managed. The board receives regular reports on enterprise risk areas from senior officers of the Company. The board delegates certain risk oversight functions to the audit committee. Under its charter, the audit committee is responsible for oversight of the enterprise risk assessment and management process framework and ensures that the board or a designated committee is monitoring the identification, assessment, and mitigation of significant enterprise risks. The audit committee oversees policies and guidelines that govern the process by which major financial and accounting risk assessment and management may be undertaken by the Company. The audit committee also oversees our corporate compliance programs and the internal audit function. In addition, the other board committees receive reports and evaluate risks related to their areas of focus. The committees regularly report to the full board on the assessment and management of these risks. The board believes that the work undertaken by the audit committee, together with the work of the other committees, the full board, and the senior officers of the Company, enables the board to effectively oversee the Company's risk management.

Board Membership and Director Independence

        Our board of directors has determined that each of our directors, except our CEO, Mr. Carley, qualifies as an independent director under the rules promulgated by the U.S. Securities and Exchange Commission (SEC) and The NASDAQ Stock Market® listing standards. Only independent directors are appointed to the board's audit committee, compensation committee, and nominating and governance committee. Accordingly, all members of those board committees are independent in accordance with The NASDAQ Stock Market® listing standards. There are no family relationships among any of our executive officers, directors, or nominees for directors.

Director Attendance

        The board of directors held eight meetings in 2013, including four in-person meetings. Each of our current directors attended at least 75% of the aggregate total of meetings of the board of directors and committees on which he or she served. The non-management directors of the Company meet at least quarterly throughout the year and as necessary or appropriate in executive sessions at which members of management are not present.

        The board of directors strongly encourages each of the directors to attend the annual meeting of stockholders. All of our current directors attended our 2013 annual meeting except for one director who was unable to travel to the meeting due to severe weather.

Committees of the Board of Directors

        Our board of directors has four standing committees: an audit committee, a compensation committee, a finance committee, and a nominating and governance committee. Each of our standing committees generally meets at least once each quarter. In addition, other regular and special meetings are scheduled as necessary and appropriate depending on the responsibilities of the particular committee. Each committee regularly meets in executive session without management present.

        Each board committee operates pursuant to a written charter. The charter for each committee is available on the corporate governance section of the investor relations tab of our website at www.redrobin.com. The committee charters are reviewed at least annually by the respective committee to revise and update the committee duties and responsibilities as necessary.

Finance Committee

- Provides principal oversight of, and makes recommendations to the board and management on, the Company's material finance, budgeting, and treasury activities.
- Oversees the Company's financial policies and goals, budgets, financial and analytic aspects of operations, capital requirements and opportunities, financial plans, strategies, policies, and transactions regarding the Company's capital structure.

Committee Members:

Glenn B. Kaufman C
Robert B. Aiken
Stuart I. Oran
James T. Rothe*

Number of Meetings in 2013:

The finance committee held seven meetings in 2013, one of which was an in-person meeting.

Nominating and Governance Committee

- Identifies, evaluates, and recommends to the board of directors candidates for appointment or election to the board.
- Determines whether to recommend to the board to include the nomination of incumbent directors with expiring terms in the proxy statement.
- Considers candidates to fill any vacancies that may occur.
- At least once a year, considers whether the number of directors is appropriate for the Company's needs and recommends to the board any changes in the number of directors.
- Develops and oversees the Company's corporate governance guidelines.
- Reviews the performance of the board and its committees.

Committee Members:

Robert B. Aiken C
Glenn B. Kaufman
Stuart I. Oran

C Chairperson

Number of Meetings in 2013:

The nominating and governance committee held four meetings in 2013, one of which was an in-person meeting.

 Stockholder Submission of Director Nominees

        A stockholder may submit the name of a director candidate for consideration by the nominating and governance committee by writing to: Nominating and Governance Committee, Red Robin Gourmet Burgers, Inc., 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111.

        The stockholder must submit the following information in support of the candidate: (a) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such person's written consent to serve as a director if elected; (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner, (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder's notice by, or on behalf of, such stockholder and such beneficial owner, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Company, and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company's voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company's voting shares to elect such nominee or nominees.

Communications with our Board of Directors

        You may communicate with any director, the entire board of directors, the independent directors, or any committee by sending a letter to the director, the board of directors, or the committee addressed to: Board of Directors, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, CO 80111, or by sending an e-mail to: Board@redrobin.com. The Company's chief legal officer will review all communications, categorize them, and forward them to the appropriate board member(s). Messages pertaining to administrative matters, ordinary business matters, personal grievances, and similar issues will be forwarded to the appropriate member of management.

        With respect to issues arising under the Company's Code of Ethics, you may also communicate directly with the chair of the audit committee, vice president of internal audit, or the compliance officer in the manner provided in the Company's Problem Resolution and Whistleblower Policy and Reporting Procedures. Both the Code of Ethics and the Problem Resolution and Whistleblower Policy and Reporting Procedures may be found on the corporate governance section of the investor relations tab of our website at: www.redrobin.com.

Certain Relationships and Related Transactions

Transactions with Related Persons

        Marcus L. Zanner.    Marcus L. Zanner, a former director of the Company who served on our board from 2009 until his retirement in 2013, is a principal of and holds, directly or indirectly, interests of between 45% and 100% in three privately-held entities that hold the leases for three of the Company's restaurants in Washington. Such leases were assumed in connection with the purchase of the 13 Red Robin® restaurants from Great Western Dining in 2006. For fiscal year 2012 and fiscal year 2013, the Company paid rent of approximately $1.2 million and $1.3 million, respectively, for these three restaurants, including percentage rent and related taxes and fees.

Review, Approval, or Ratification of Transactions with Related Persons

        The board of directors recognizes that transactions between the Company and certain related persons present a heightened risk of conflicts of interest. In order to ensure that the Company acts in the best interest of our stockholders, the Board has delegated the review and approval of related party transactions to the audit committee. Pursuant to our Code of Ethics and the audit committee charter, any related party transaction required to be disclosed in accordance with applicable SEC regulations must be reviewed and approved by the audit committee. In reviewing a proposed transaction, the audit committee must:

  •
  satisfy itself that it has been fully informed as to the related party's relationship and interest and as to the material facts of the proposed transaction and

  •
  consider all of the relevant facts and circumstances available to the committee.

        After its review, the audit committee will only approve or ratify transactions that are fair to the Company and not inconsistent with the best interests of the Company and our stockholders.

Compensation Committee Interlocks and Insider Participation

        During the last completed fiscal year, Lloyd L. Hill, Richard J. Howell, Pattye L. Moore, and James T. Rothe each served as members of the Company's compensation committee. None of the members of the compensation committee is or has been an officer or employee of the Company. None of our current executive officers serves as a director of another entity that has an executive officer who serves on our Board.

Director Compensation

        Set forth below are the elements of our director compensation for 2013. There were no changes to director compensation in 2014.

Annual Retainer	Each director who was not an employee of the Company received an annual retainer of $40,000, payable in equal quarterly installments. In addition, the following amounts were paid to the chair of the board and each board committee chair in equal quarterly installments:
	Chair of the board	$40,000
	Chair of audit committee	$15,000
	Chair of compensation committee	$12,500
	Chair of nominating and governance committee	$7,500
	Chair of finance committee	$10,000

Meeting Fees	Each non-employee director received $2,000 for each in-person board meeting attended and $1,000 for each regularly scheduled telephonic board meeting attended. Each member of the compensation committee, the nominating and governance committee, and the finance committee received $2,000 for each in-person committee meeting attended, and each member of the audit committee received $3,000 for each in-person meeting of the audit committee attended. Each committee member received $1,000 for each regularly scheduled telephonic committee meeting attended. A director receives one-half of the specified meeting fee for any regularly scheduled in-person meeting in which the director instead participates by telephone. The Company also reimburses the directors for costs incurred by them in traveling to and attending board and committee meetings.

Equity Awards	Upon initial appointment or election to the board of directors, each non-employee director generally receives a non-qualified option grant covering 5,000 shares. Each initial grant of 5,000 stock options vests and becomes exercisable in equal monthly installments over the 24-month period following the date of grant. In addition, at the discretion of the board of directors, each non-employee director is eligible to receive annual grants of stock options, restricted stock, or restricted stock units. In 2013, each non-employee director received an annual grant of restricted stock units with a grant date value of approximately $110,000.

 2013 Director Compensation

        The following table sets forth a summary of the compensation we paid to our non-employee directors in fiscal 2013:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert B. Aiken	71,500		109,968	—	181,468
Lloyd L. Hill	85,500		109,968	—	195,468
Richard J. Howell	89,000		109,968	—	198,968
Glenn B. Kaufman	77,000		109,968	—	186,968
Pattye L. Moore	112,500		109,968	—	222,468
Stuart I. Oran	63,000		109,968	—	172,968
James T. Rothe	67,000		109,968	—	176,968
J. Taylor Simonton	36,643	(3)	—	—	36,643
Marcus L. Zanner	31,000	(3)	—	—	31,000

(1)
Each director was awarded 2,078 restricted stock units in May 2013. The fair value of such restricted stock units was computed in accordance with the authoritative guidance for accounting for stock compensation at $52.92 per share for all directors. All such restricted stock units are subject to vesting in three equal installments on the first, second, and third anniversaries of the date of grant, unless earlier vested per the terms of the award agreement or the 2007 Plan. Mr. Rothe will be retiring from the board effective as of the 2014 annual meeting. The compensation committee will accelerate the vesting of his outstanding awards upon retirement.

(2)
The aggregate amount of all other compensation paid to each director in fiscal year 2013 did not exceed $2,500 per director; in each case constituting meal discounts used by such non-employee director.

(3)
Messrs. Simonton and Zanner retired in May 2013. Amounts reported above reflect fees earned through their retirement date.

        As of the end of the fiscal year 2013, the aggregate number of options and restricted stock units outstanding for each director is set forth below. Options are considered outstanding until exercised and restricted stock units are considered outstanding until vested and released.

	Options	Restricted Stock Units
Robert B. Aiken	5,000	7,104
Lloyd L. Hill	5,000	7,104
Richard J. Howell	10,000	7,104
Glenn B. Kaufman	5,000	6,669
Pattye L. Moore	6,500	7,104
Stuart I. Oran	5,000	7,104
James T. Rothe	12,500	7,104

Director Stock Ownership Guidelines

        In February 2012, the compensation committee updated its stock ownership guidelines for non-employee directors to increase the minimum ownership threshold, and revised the guidelines in August 2013 to express the guideline as a multiple of the director's retainer instead of a constant dollar amount (see "Executive Stock Ownership Guidelines" on page 36 for discussion of the ownership guidelines for executive officers). The current ownership guidelines state that non-employee directors should own an amount of the Company's common stock with a cumulative cost basis of at least five times the amount of the annual retainer for a director. Based on the current amount of the annual retainer for non-employee directors, that dollar amount is $200,000. The value of the director's holdings is based on the cumulative cost basis of common stock held, which is calculated using the price of the Company's common stock at the date of acquisition. Each director had three years from the adoption of the initial stock ownership guidelines in March 2009 to reach the minimum ownership threshold. New non-employee directors that join the board after adoption of the guidelines have five years from the time the director joins the board to reach the minimum ownership threshold. Non-employee directors may not sell, transfer, or otherwise dispose of common stock that would decrease such director's cumulative cost basis below the ownership guideline amount. All of our directors are currently in compliance with the minimum ownership threshold.

        The following table sets forth the ownership guidelines and the holdings of the non-employee directors as of March 10, 2014, valued at the acquisition dates pursuant to our director stock ownership guidelines:

Director	Ownership Guideline	Current Dollar Value of Guideline	Cumulative Cost Basis
Robert B. Aiken	5x Retainer	$200,000	$477,784
Lloyd L. Hill	5x Retainer	$200,000	$441,843
Richard J. Howell	5x Retainer	$200,000	$562,414
Glenn B. Kaufman	5x Retainer	$200,000	$493,999
Pattye L. Moore	5x Retainer	$200,000	$497,447
Stuart I. Oran	5x Retainer	$200,000	$300,525
James T. Rothe	5x Retainer	$200,000	$489,450

Indemnification of Directors

        The Company has entered into agreements to indemnify its directors, executive officers, and certain other key employees. Under these agreements, the Company is obligated to indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law for expenses, including attorneys' fees, judgments, fines, and settlement amounts incurred by them in any action or proceeding arising out of their services as a director or officer. The Company believes that these agreements are necessary in attracting and retaining qualified directors and officers.

STOCK OWNERSHIP INFORMATION

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the tables below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership for each table is based on 14,395,364 shares of common stock outstanding as of March 10, 2014.

Stock Ownership of Certain Beneficial Owners

        The following table sets forth information regarding beneficial owners of more than 5% of our common stock as of March 10, 2014. All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to the Company.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	1,531,061	10.64%
BlackRock, Inc.(2)	1,216,088	8.45%

(1)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on February 13, 2014. The reporting person is an investment adviser registered under Section 203 of the Investment Advisors Act of 1940. The Schedule 13G/A discloses that the reporting person has sole power to dispose or to direct the disposition of 1,531,061 shares. T. Rowe Price Associates, Inc. (Price Associates) has indicated that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For the purpose of the reporting requirements of the Exchange Act, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of the reporting person is 100 East Pratt Street, Baltimore, Maryland 21202.

(2)
This disclosure is based on an amendment to Schedule 13G filed with the SEC on January 30, 2014. At the time of filing, the reporting person reported being a holding company that has sole voting power over 1,176,477 shares and sole dispositive power over 1,216,088 shares. The address of this reporting person is 40 East 52nd Street, New York, New York 10022.

Stock Ownership of Directors and Management

        The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of March 10, 2014 by:

  •
  each of our directors, including the board's nominees for election,

  •
  each executive officer named in the Summary Compensation Table, and

  •
  all directors and current executive officers as a group.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Amount and Nature of Ownership	Percent of Class
Stephen E. Carley(2)	124,073	*
Stuart B. Brown(3)	24, 296	*
Eric C. Houseman(4)	48,394	*
Todd A. Brighton(5)	45,558	*
Denny Marie Post(6)	13,267	*
Robert B. Aiken(7)	15,574	*
Lloyd L. Hill(8)	14,574	*
Richard J. Howell(9)	23,749	*
Glenn B. Kaufman(10)	15,321	*
Pattye L. Moore(11)	21,229	*
Stuart I. Oran(12)	9,264	*
James T. Rothe(13)	18,649	*
Directors and Current Executive Officers as a group (16 persons)(14)	386,237	2.65%

*
Represents beneficial ownership of less than one percent (1.0%) of the outstanding shares of our common stock.

(1)
If a stockholder holds options, restricted stock units, or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of March 10, 2014, we treat the common stock underlying those securities as owned by that stockholder and as outstanding shares when we calculate the stockholder's percentage ownership of our common stock. We do not consider that common stock to be outstanding when we calculate the percentage ownership of any other stockholder.

(2)
Consists of 1,000 shares held directly by Mr. Carley, 31,744 shares of common stock held indirectly by the Carley Family Trust, and 91,329 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2014.

(3)
Consists of 12,466 shares held directly by Mr. Brown and 11,830 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2014.

(4)
Consists of 37,361 shares of common stock held directly by Mr. Houseman and 11,033 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2014.

(5)
Consists of 40,339 shares of common stock held directly by Mr. Brighton and 5,219 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2014.

(6)
Consists of 1,458 shares of common stock held directly by Ms. Post and 11,809 shares of common stock subject to options that are currently exercisable or exercisable within 60 days of March 10, 2014.

(7)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 8,449 shares of common stock held indirectly by the Robert B. Aiken

  Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(8)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 5,449 shares of common stock held directly by Mr. Hill, 2,000 shares of common stock held indirectly by the Lloyd Hill Revocable Trust, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(9)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 10,824 shares of common stock held directly by Mr. Howell, 800 shares of common stock held indirectly in trusts for the benefit of Mr. Howell's children, and 10,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(10)
Consists of 1,690 shares of restricted stock units that are currently vested or will vest within 60 days, 8,631 shares of common stock held directly by Mr. Kaufman, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(11)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 666 shares of common stock held directly by Ms. Moore, 11,938 shares of common stock held indirectly by an entity owned and managed by Ms. Moore and her husband, and 6,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(12)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 139 shares of common stock held directly by Mr. Oran, 2,000 shares of common stock held indirectly by Mr. Oran in two trusts of which Mr. Oran is co-trustee, and 5,000 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

(13)
Consists of 2,125 shares of restricted stock units that are currently vested or will vest within 60 days, 9,024 shares of common stock held directly by Mr. Rothe, and 7,500 shares of common stock subject to options that are currently exercisable or exercisable within 60 days. Mr. Rothe will be retiring from the board effective as of the 2014 annual meeting. The compensation committee will accelerate the vesting of his outstanding awards in connection with his retirement, at which time an additional 4,979 shares of restricted stock units will be beneficially owned by Mr. Rothe.

(14)
Includes 14,440 shares of restricted stock units that are currently vested or will vest within 60 days and 182,032 shares of common stock subject to options that are currently exercisable or exercisable within 60 days.

COMPENSATION DISCUSSION AND ANALYSIS

        In this Compensation Discussion and Analysis, we provide an analysis and explanation of our executive compensation program and the compensation derived from this program by our executive officers, including our "named executive officers." For 2013, our named executive officers were:

  •
  Stephen E. Carley, Chief Executive Officer

  •
  Stuart B. Brown, Senior Vice President and Chief Financial Officer

  •
  Eric C. Houseman, President and Chief Operating Officer

  •
  Todd A. Brighton, Senior Vice President and Chief Development Officer

  •
  Denny Marie Post, Senior Vice President and Chief Marketing Officer

Overview

        Red Robin Gourmet Burgers, Inc., together with its subsidiaries, is a casual dining restaurant chain focused on serving an imaginative selection of high quality gourmet burgers in a fun environment welcoming to guests of all ages. We are committed to delivering superior experiences for our guests, which we believe will lead to operating and financial results greater than our casual dining peers. Through our engaged and motivated team members, our mission is to deliver a customized experience and create a unique connection with guests of all ages who want to enjoy craveable gourmet burgers in a fun, energetic environment with attentive and friendly service. We have identified and continue to search for opportunities that will drive strong financial performance through increasing guest traffic and revenue, improving operational efficiencies and expense management, enhancing our restaurant environments, and expanding our restaurant base. We have built key short-term and long-term strategies and initiatives around these opportunities, as well as optimizing returns through allocation of our capital. These objectives include:

  •
  Increasing guest engagement to drive profitable guest traffic and sales in our restaurants through greater frequency of visits and increasing our average guest check;

  •
  Improving operational efficiencies and expense management through several initiatives designed to reduce costs and improve efficiencies throughout our organization; and

  •
  Expanding our footprint through disciplined deployment of capital to both grow the brand and maximize long-term stockholder returns by optimizing the return on our capital investments, including development of new restaurants and restaurant remodels.

        We believe these initiatives also comprise the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value.

        Our executive compensation program supports this focus through several key objectives:

  •
  Attracting, retaining, and motivating the best possible executive talent who have the experience and leadership skills capable of driving performance and top-line growth in sales;

  •
  Creating value for our stockholders by linking executive compensation to the achievement of measurable corporate objectives and the minimization of unreasonable and excessive risk-taking; and

  •
  Paying for superior results through a program that incents and rewards for achievement of both short-term and long-term organizational and functional objectives with a mix of compensation elements that place a significant portion of cash and equity compensation at risk.

        Accordingly, our executive compensation is comprised of three elements: base salaries, annual cash incentives, and long-term incentives that include both cash awards on three-year performance cycles and equity awards (stock options and restricted stock units). We also provide certain other customary health and welfare benefits and other minor compensation to executives, which are in line with those offered to other groups of our employees, and which comprise a modest portion of our named executive officer compensation. See "Summary Compensation Table" on page 38.

2013 Performance

        Mr. Carley joined the Company in late 2010 as chief executive officer. Under Mr. Carley's direction, we have pursued a course of performance improvement designed to drive top-line growth in sales and lay the foundations for scalable and sustainable long-term growth, profitability, and increased stockholder value. Our compensation objectives are designed to link incentives and rewards with current and long-term sustained achievement of these goals. For the past three years, we have experienced significant improvement in our operating performance. Highlights of our improved performance are set forth below. Note that our 2013 fiscal year was comprised of 52 weeks and our 2012 fiscal year was comprised of 53 weeks due to our fiscal calendar (we experience a 53rd week every 5th or 6th fiscal year).

  •
  Annual revenues exceeded $1.0 billion in 2013, an increase of 4.1% over total revenues for fiscal 2012 (including the 53rd week); increased 6.8% in 2012 (including the 53rd week) over 2011, and 5.9% in 2011 over 2010.

  •
  Restaurant revenue grew by 4.1% in 2013.

  •
  For the 2013 full fiscal year, diluted earnings per share (EPS) grew approximately 15% to $2.22.

Annual RRGB Diluted Earnings Per Share

  •
  Our stock price more than doubled during 2013, beginning the year around $35 per share and ending the year around $75 per share. As represented in the bar graph below, our stock price has steadily increased since Mr. Carley joined our Company as chief executive officer in September 2010. Since 2010, our stock price has increased from a high in the mid $20s to recent highs in the mid $80s.

RRGB Avg. Stock Highs & Lows

  •
  For fiscal year 2013, though still negative, our guest traffic exceeded the casual dining sector by 240 basis points as reported by Black Box Intelligence, a financial benchmarking report for the restaurant industry. In fourth quarter 2013, we gained market share for the seventh consecutive quarter as the Company's performance in guest traffic outpaced the industry.

  •
  We added 21 new Red Robin® restaurants and one new Red Robin's Burger Works® to our restaurant base in 2013.

  •
  We used excess cash generated during the last three years to benefit our stockholders in the form of share repurchases. Over the past three years, we have repurchased over $62 million or 13.3% of shares outstanding, including $5 million repurchased during 2013. Our board of directors approved a $50 million share repurchase authorization that became effective at the beginning of 2013 and that had $45 million remaining on the authorization as of the end of fiscal year 2013.

  •
  As represented in the chart below, for the past three years, our cumulative total shareholder return on our common stock has shown marked improvement and compares favorably with the cumulative total return over the same period for the Russell 3000 Index, the Bloomberg U.S. Full Service Restaurant Index, and a Peer Composite made up of our peer group restaurants (See "Benchmarking" below beginning on page 27 for a list of our peer restaurants). The comparison assumes $100 was invested on December 31, 2010 in the Company's common stock and in each of the indices (including reinvestment of dividends based on calendar years ending December 31 for purposes of comparability).

Three-Year Indexed Share Price Performance

		Calendar Years
	12/31/2010	2011	2012	2013
Red Robin Gourmet Burgers, Inc.	$100.00	$129.02	$164.37	$342.52
Russell 3000	$100.00	$100.44	$116.20	$154.30
Bloomberg Full Service	$100.00	$101.30	$119.20	$174.91
Peer Composite	$100.00	$113.47	$136.37	$208.54

Source: Capital IQ and Bloomberg as of December 31, 2013.

Executive Compensation Decision-making

        The compensation committee determines target total direct compensation for named executive officers by establishing base salaries and setting long-term and annual incentive compensation targets. When appropriate, the committee also approves special awards and modifies perquisites. When determining target total direct compensation, the committee considers the following:

  •
  Company performance and our pay for performance compensation program design.

  •
  Benchmarking data for our restaurant peer group at various levels between the 50th and 75th percentile for the target total direct compensation (base salaries, short-term incentives, and long-term incentives) for the peer group, based on disclosure in peer proxies and other applicable survey data.

  •
  Individual performance and areas of responsibility relative to the market data.

  •
  Compensation relative to other executive officers in the Company.

  •
  Advice from the committee's independent compensation consultant.

  •
  The CEO's recommendations with respect to the compensation of the executives who report directly to him, including the other named executive officers.

  •
  Whether our compensation program encourages unnecessary or excessive risk taking.

  •
  Results of the Company's say-on-pay votes in prior years.

Pay for Performance Alignment

        Our compensation program is designed to pay for performance and link incentives with current and long-term sustained achievement of Company strategic goals. Accordingly, the majority of our named executive officers' compensation, excluding base salary, is incentive based, and is comprised of performance-based short-term and long-term awards. Such compensation therefore varies in value and is at-risk of forfeiture or reduced payout if performance goals are not achieved for cash-based incentives, or loss of value if our performance does not drive increases in our stock price. Financial measures such as EBITDA (earnings before interest, taxes, depreciation, and amortization) and ROIC (return on invested capital) used for the annual bonus and cash incentive grants are linked to the Company's strategic business plans that are reviewed and approved by our board of directors. Minimum financial targets must be achieved for any payouts of cash to be made under both the annual bonus and long-term incentive grants. Restricted stock units and stock options vest ratably over four years, the value of which is dependent, in whole or in part, on an increase in the Company's stock price.

        Annual compensation, which is comprised of base salaries and annual bonus opportunity, together with long-term incentives, result in total direct compensation targeted at approximately the 60th percentile of our peer group, with annual cash compensation targeted at the median (50th percentile) of our peer group, and long-term compensation targeted at the 65th percentile of our peer group. Although total direct compensation is targeted above the median for our peer group, realization of that level of compensation occurs only upon achievement of both the short and long-term performance results.

        In 2013, "at-risk" pay (subject to forfeiture or partial or complete loss of value) made up 77% of total compensation for CEO Stephen Carley and 66% of total compensation for the other named executive officers as a group and included short-term and long-term incentives. Short-term incentive pay, aligned with achievement of annual business results based on EBITDA, comprised 30% and 33% of our CEO's and other named executive officers' total compensation opportunity, respectively. Long-term incentive ("LTI") awards that are designed to maximize retention and to link compensation to the Company's long-term stock price performance comprised 47% and 33% of our CEO's and other named executive officers' total compensation, respectively. LTI awards are based on achievement of longer-term business goals adopted as part of our multi-year strategy. Incentive awards of both cash and equity are paid pursuant to the Company's Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan").

        The compensation committee believes that the annual incentives (which are generally based on annual Company EBITDA or other financial targets) and the long-term incentives (the cash portions of which are currently based on three-year EBITDA and ROIC targets) place a large portion of the executive's pay at risk because such pay will fluctuate or vary in value based upon the level of performance achieved by the Company. Because incentive awards are performance-based, they are at risk of forfeiture or reduced payout if performance goals are not achieved. Moreover, long-term equity awards are at risk of forfeiture if the executive does not remain with the Company until the equity vests, and are at risk of reduced realized value based upon Company stock price at the date of exercise.

        Risk Profile of 2013 Named Executive Officer Compensation.    The charts below reflect the portion of the executives' 2013 compensation that is considered at risk, or subject to forfeiture or partial or complete loss of value. The portion of at-risk pay for Mr. Carley for 2013 was approximately 77% and for all other named executives was approximately 66%.*

CEO

Other Named Executive Officers

*
Percentages and pie charts exclude the special discretionary bonus because the compensation committee does not intend to regularly pay special discretionary bonuses. If the discretionary bonus were included, the portion of at-risk pay would be 81% for Mr. Carley and 72% for the other named executive officers.

        At-risk portions of the pay at the beginning of 2013 included the 2013 annual cash bonus opportunities (annual short-term bonus incentive) and the three-year long-term incentive grant (40% cash, 40% restricted stock units, and 20% options), all of which is at-risk pay. The cash portion of the LTI is subject to a three-year performance period measuring EBITDA and ROIC for fiscal years 2013-2015, payable, if earned, in 2016. The charts above assume payout of long-term cash incentives at 100% target levels. Options and restricted stock units vest ratably over four years, and therefore their value depends on the Company's stock price on the respective vesting dates. Components of the LTI grant are also at risk of forfeiture if the named executive officer does not remain employed by the Company through the performance or vesting periods. In addition, stock options do not achieve value unless the stock price increases. In-the-money options can lose value if the stock price declines below the exercise price.

Benchmarking

        Restaurant Peer Group.    Restaurant peer group companies are selected by the compensation committee upon recommendation of its compensation consultant and are based on their similarity to us with respect to several factors, including revenue, size, and scope. In 2013, the Company ranked in the 62nd percentile for its peer group in sales, 50th percentile in assets, and 24th percentile in market value according to 2012 data analyzed by the compensation committee's consultant, AON Hewitt. P.F. Chang's China Bistro, Inc., and California Pizza Kitchen were previously included in our peer group but were removed because they are no longer publicly reporting. There were no other changes to our peer group in 2013. Our current peer group is comprised of the restaurant companies listed below:

Peer Group
Biglari Holdings, Inc.	Denny's Corporation
BJ's Restaurants, Inc.	DineEquity, Inc.
Bob Evans Farms, Inc.	Dominos Pizza, Inc.
Buffalo Wild Wings, Inc.	Einstein Noah Restaurant Group, Inc.
Carrols Restaurant Group, Inc.	Frisch's Restaurants, Inc.
CEC Entertainment, Inc.	Papa John's International, Inc.
The Cheesecake Factory, Inc.	Sonic Corp.
Texas Roadhouse, Inc.

Independent Compensation Consultant

        The compensation committee has retained AON Hewitt as its independent compensation consultant. Aon Hewitt assists with the compensation committee's annual review of our executive compensation program, cash and equity compensation practices, ongoing development of our executive compensation philosophy, and acts as an advisor to the compensation committee on compensation matters as they arise. AON Hewitt also advises the compensation committee on compensation for the board of directors. The compensation committee evaluated AON Hewitt's independence as its compensation consultant by considering each of the independence factors adopted by The NASDAQ Global Select Market® and the SEC. Based on such evaluation, the compensation committee believes that no conflict of interest exists that would prevent AON Hewitt from independently representing the compensation committee.

Risk Mitigation

        The compensation committee considers, in establishing and reviewing our executive compensation program, whether the program encourages unnecessary or excessive risk taking. The factors considered by the committee include:

  •
  the general design philosophy of our compensation policies and practices for employees whose behavior would be most affected by the incentives established by our compensation policies and practices, as such policies and practices relate to or affect risk taking by employees on our behalf, and the manner of their implementation;

  •
  our risk assessment and incentive considerations in structuring our compensation policies and practices or in awarding and paying compensation;

  •
  how our compensation policies and practices relate to the realization of risks resulting from the actions of employees in both the short term and the long term;

  •
  our policies regarding adjustments to our compensation programs and practices to address changes in our risk profile; and

  •
  material adjustments that we have made to our compensation policies and practices as a result of changes in our risk profile.

        The compensation committee believes that it has mitigated unnecessary risk taking in both the design of the compensation plans and the controls placed upon them because:

  •
  payouts under our annual and long-term incentive compensation plans are capped,

  •
  the performance goals relate directly to the business plan approved by the board of directors, and

  •
  there is an appropriate balance between our annual operating achievements and longer-term value creation, with a particular emphasis on longer-term value creation for our executives.

        The compensation committee completes this evaluation annually. Accordingly, based upon the foregoing, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Say on Pay Vote Results

        At our 2013 annual meeting of stockholders, holders of approximately 99.4% of the votes cast on such proposal approved the advisory vote on the 2012 compensation of our named executive officers. The compensation committee did not make significant structural changes to our executive compensation program in 2013. The compensation committee believes the advisory stockholder vote indicates strong support for the Company's executive compensation program. The compensation committee will continue to consider the results of the advisory vote on executive compensation in future executive compensation policies and decisions.

Key Components of our Executive Compensation Program

Base Salary

        The compensation committee sets base salaries for our executives to reflect the scope of each executive's responsibilities, experience, and performance. The compensation committee reviews base salaries annually, and adjusts them from time to time to account for relevant factors such as market changes, as documented by the compensation consultant. The compensation committee also considers the CEO's evaluation of each executive's performance and reviews his salary recommendations for those key executives.

Incentive-Based Compensation

        Use of Different Metrics.    For our incentive-based compensation, the compensation committee utilizes a mix of performance metrics and time and tenure. Each type of metric serves a different purpose. The short-term (annual bonus) and the cash component of the long-term incentive awards are performance-based and require achievement of certain financial targets, measured over either one or three years. If the financial metrics are not achieved at a minimum threshold level at the end of the performance period, no payment is earned or made. The equity portion of the grants vests ratably over four years. The time-based vesting of the restricted stock units, a comparatively lesser portion of the total long-term incentive awards, is used primarily for retention purposes and to encourage stock ownership by executives, thereby aligning their interests with our stockholders. The stock options vest over time, but require improved stock price performance to realize value.

        Annual Performance-Based Incentive (Cash Bonus).    Annual performance-based cash bonuses are intended to reward achievement of short-term operating goals and financial performance that are incremental to long-term, sustained creation of stockholder value. Our annual bonuses are established with reference to the annual portion of our five-year strategic plan and, although measured in one-year increments, are designed to tie each year's results into a long-term target. As the Company's business evolves and develops, the long-term targets may be revised with concurrent impact on each year's annual planning. Generally, the annual performance metrics are financial-based measures that the compensation committee believes are highly correlated to our strategic goals described above. The compensation committee continually evaluates the measures against which we gauge our performance and may incorporate additional or alternative metrics to incentivize executives to achieve appropriate performance targets and respond to industry changes or market forces.

        Each of our executives is eligible to receive an annual cash bonus based on achievement of certain performance objectives, predominantly based on annual EBITDA. The EBITDA measure was selected because we believe it best captures our operating results without reflecting the impact of decisions related to our growth, non-operating factors, and other matters. The EBITDA goal is intended to be a "stretch" goal, or challenging target, and is meant to encourage superior performance. The 2007 Plan permits the compensation committee to adjust, in its discretion, EBITDA for non-cash, non-recurring, or unusual items. The compensation committee approves the annual bonus plan based on achievement of a predetermined range of minimum threshold, target, and maximum-level EBITDA and approves payout of the bonuses, if any, following review of actual results. Bonuses are based on a percentage of the executive's salary and are set based on market and peer comparisons, and the corresponding dollar payout value varies up or down depending on the actual EBITDA performance level. Bonuses are not payable at all if the minimum threshold of EBITDA is not achieved. The compensation committee sets the EBITDA ranges each year based on performance expectations and other factors. The compensation committee may add or substitute performance measures in future plans. The compensation committee may also use various factors to exercise negative discretion when evaluating performance for purposes of awarding annual incentive compensation.

        In addition, the compensation committee may approve special bonuses on an individual or group basis in recognition of extraordinary achievements, or to address other special situations.

        Long-Term Performance-Based Incentives.    The compensation committee determines the long-term incentive grants for the executive officers, including the named executive officers, pursuant to market data and with respect to comparisons to peer restaurant compensation practices. The compensation committee believes that a mix of performance and time-based cash and equity incentives provides an element of performance risk for executives and encourages equity ownership, thereby aligning the interests of executive officers with our stockholders.

        Long-term incentive grants consist of equity awards, typically in the form of restricted stock units and stock options, and a long-term cash incentive component. They are designed to focus management on our strategy of driving consistent, sustainable achievement of long-term goals, both incrementally and over long performance periods. The annual granting of multi-year performance compensation (including three-year performance targets) is designed to ensure that the execution of our strategic plan considers appropriate risks and returns and allows for initiatives that are multi-year in nature.

        Currently, the long-term incentive awards for executives consist of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% performance-based cash component. We use stock options to align the interests of our executive officers with stockholders because value is realized only if the stock price appreciates (stock price performance). The cash component is payable if EBITDA or ROIC targets are achieved over a three-year measurement period. We use restricted stock units to help retain our executives and further align their interests with our stockholders. Incentive awards of both cash and equity are paid pursuant to the 2007 Plan.

Modest Perquisites

        We offer relatively few perquisites to our executives, but we do provide certain benefits such as car allowances, meal allowances, and discounts at our restaurants to our named executive officers and certain other employees. In addition, where appropriate, we offer usual and customary relocation expense reimbursements including related tax reimbursements.

 Summary of 2013 Compensation Activity

Base Salary

        During 2013, the compensation committee did not make any changes to named executive officer salaries. Current named executive officer salaries are set forth below. The compensation committee considers various factors when setting base salaries including peer compensation practices, Company performance, individual contributions, and other relevant matters.

Named Executive Officer	Salary
Stephen E. Carley, Chief Executive Officer	$750,000
Stuart B. Brown, Senior Vice President and Chief Financial Officer	$357,000
Eric C. Houseman, President and Chief Operating Officer	$420,240
Todd A. Brighton, Senior Vice President and Chief Development Officer	$340,920
Denny Marie Post, Senior Vice President and Chief Marketing Officer	$392,700

        Each of Mr. Carley, Mr. Brown, and Ms. Post has an employment agreement with the Company, the terms of which are discussed below under "Executive Employment Agreements."

Incentive-Based Compensation

        2013 Annual Performance-Based Cash Incentives.    For 2013, annual performance-based cash bonuses were contingent upon achievement of an annual Company EBITDA target to focus our efforts on continuing to improve performance and maximizing stockholder returns. In fiscal year 2013, we continued to realize significant movement toward these goals, reporting increased revenue and net income in fiscal 2013 over 2012 and sustainable cost reductions. We view these achievements as progress toward establishing best in class operations, profitability, and brand value.

        Target bonus opportunities under our annual performance-based cash incentive program are equal to a pre-established percentage of the employee's base salary. Bonuses are determined by first comparing the Company's actual fiscal year EBITDA to a target level of EBITDA for the year established by our compensation committee. For 2013, the EBITDA target was $102.85 million. Preliminary bonus amounts based on achievement of EBITDA targets can range from 85% to 115% of the executive's target bonus opportunity, and for 2013 equaled 108.9% of the employee's target bonus opportunity based on our actual 2013 EBITDA of approximately $105.1 million, which was 102.2% of target. For purposes of calculating our 2013 bonus, EBITDA, as defined in the Company's earnings releases filed with the SEC on Form 8-K, is further adjusted for unusual or nonrecurring items including impairments and the special discretionary bonus.

	EBITDA Target and Preliminary Bonus %
	EBITDA Target Achieved				Bonus Payout as a % of Target
	Below Minimum		<85%		0%
	Minimum		85%		30%
	Target		100%		100%
&zwsp;	Actual	&zwsp;	102.2%	&zwsp;	108.9%	&zwsp;
	Maximum		≥115%		170%

        The 2013 annual performance-based cash bonus incentive also included a feature, if EBITDA of at least 100% of the target level was achieved, to allow for the preliminary bonus amount to be increased by a factor of up to 120% based on achievement of guest traffic outcomes favorable to our casual dining peers as reported by Black Box Intelligence. Due to our achievement of above-target EBITDA performance goals in 2013, and above-target guest traffic increases, eligible employees, including our executive officers, earned a bonus payout of 130.7% of target, as reflected in the tables below.

	Guest Count Modifier and Final Bonus as % of Target
	Guest Count Increment over Black Box				Guest Count Modifier Payout
	Minimum		0.00%		0%
	Target		≥2.00%		100%
&zwsp;	Actual	&zwsp;	2.40%	&zwsp;	120%	&zwsp;

Final Bonus as % of Target Bonus Opportunity
108.9%	× 120%	= 130.7%
(EBITDA %)	(Guest Count Modifier %)	(Total)

        The actual amounts of our 2013 annual performance-based cash incentives paid to our named executive officers in February 2014 for fiscal 2013 performance are as follows.

					Performance-Based Bonus Amount
Named Executive Officer	2013 Annualized Salary(1)	Bonus at Target (% of Actual Salary)	$ Bonus at Target		Multiplied by Actual EBITDA Target Achieved(%)		Multiplied by Actual Guest Count Modifier Achieved(%)		2013 Actual Bonus	2013 Actual Bonus (% of Actual Salary)
S. Carley	$750,001	100%	$750,001	x	108.9%	x	120%	=	$980,142	130.7%
S. Brown	$357,000	70%	$249,900	x	108.9%	x	120%	=	$326,583	91.4%
E. Houseman	$420,241	80%	$336,193	x	108.9%	x	120%	=	$439,354	104.5%
T. Brighton	$340,920	70%	$238,644	x	108.9%	x	120%	=	$311,872	91.4%
D. Post	$392,699	70%	$274,889	x	108.9%	x	120%	=	$359,240	91.4%

(1)
2013 Actual Salary, upon which target, minimum, and maximum bonus amounts are calculated, was annualized to account for changes in operating weeks.

        2013 Discretionary Bonuses.    The compensation committee has the ability to approve special bonuses on an individual or group basis in recognition of extraordinary achievements or to address other special situations. In November 2013, the compensation committee awarded a one-time special discretionary bonus to the Company's executive officers in recognition of the Company's extraordinary performance during 2013. Such performance is described in detail above under the heading "2013 Performance." The compensation committee determined that a one-time special discretionary bonus for the executive team was appropriate given the individual contributions of each executive, the Company's one- and three-year performance relative to its peers, especially the Company's relative total shareholder return, and the substantial increase in shareholder value that had been created in 2013. The amount of discretionary bonus for each executive was determined based on the executive's individual contribution and performance during 2013. The compensation committee does not intend to regularly pay special discretionary bonuses.

        Set forth below is a chart showing the discretionary bonus amount earned by each named executive officer in 2013.

Named Executive Officer	Discretionary Bonus
Stephen E. Carley, Chief Executive Officer	$650,000
Stuart B. Brown, Senior Vice President and Chief Financial Officer	$280,000
Eric C. Houseman, President and Chief Operating Officer	$169,000
Todd A. Brighton, Senior Vice President and Chief Development Officer	$169,000
Denny Marie Post, Senior Vice President and Chief Marketing Officer	$280,000

        2013 Long-Term Incentive ("LTI") Program.    The 2013 LTI grants made to named and other executive officers followed the same program design implemented in 2011 and used in 2012. For our executives, the program consists of an equity component comprised of 40% stock options and 20% restricted stock units (both of which vest ratably over four years), and a 40% long-term cash incentive component measured by company performance over three years. The LTI program grants are made under the 2007 Plan. It is intended that this program will continue annually in overlapping cycles.

        Long-Term Cash Portion.    The long-term cash portion of the performance plan is focused on operational metrics with a three-year performance period. The awards cliff vest at the end of each three-year performance cycle. Performance is measured over the three years based on a range of minimum threshold, target, and maximum level. There are two independent metrics used that provide an appropriate balance between capital efficiency and operational results. The first metric is the three-year average return on invested capital ("ROIC"), which recognizes that uses of capital-related returns may take time to manifest. The second metric is cumulative EBITDA, which allows progress toward the EBITDA goal to be measured over three years. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric.

        The same LTI cash award metrics and methodology were implemented for years 2011 through 2013. It is currently intended that each subsequent annual plan will have similar three-year performance periods and vesting.

        At the end of 2013, the Company completed its first three-year performance cycle for the long-term cash incentive portion of the LTI plan. The performance period covered fiscal 2011 through fiscal 2013. 2011 LTI cash awards represented 40% of the executive's total 2011 LTI award. Based on achievement of above-target EBITDA and ROIC performance goals, our executive officers earned a LTI cash payout, as reflected in the summary compensation table and the tables below.

        For the 2011-2013 LTI cash incentive, our target (100%) level EBITDA objective was approximately $312.7 million. The range of EBITDA objectives to achieve a LTI cash payout based on EBITDA was 90% of target EBITDA for the minimum threshold level, and 120% of target EBITDA for the maximum level (which corresponds to a 50% to 200% target payout range). Our actual EBITDA achievement for 2011-2013 was $322.1 million, which was 103% of the target EBITDA level, and generated a corresponding payout multiple of 115%. For purposes of calculating our 2011-2013 LTI cash payout, EBITDA, as defined in the Company's earnings releases filed with the SEC on Form 8-K, is further adjusted for unusual or non-recurring items including the variance in the number of operating weeks, impairments, legislative changes, executive transition, severance, and the special discretionary bonus, and is calculated using cumulative EBITDA for the years 2011-2013.

	EBITDA Target and Preliminary Payout %
	EBITDA Target Achieved				Payout as a % of Target
	Below Minimum		<90%		0%
	Minimum		90%		50%
	Target		100%		100%
&zwsp;	Actual	&zwsp;	103%	&zwsp;	115%	&zwsp;
	Maximum		≥120%		200%

        Our target (100%) level ROIC objective for the 2011-2013 performance period was approximately 7.57%. The range of ROIC objectives to achieve a LTI cash payout based on ROIC was 85% of target ROIC for the minimum threshold level, and 125% of target ROIC for the maximum level, with a corresponding multiple range that decreased or increased the payout of the executive's target LTI cash incentive. Our actual ROIC achievement for 2011-2013 was 7.64%, which was 100.9% of the target ROIC level, and generated a corresponding payout multiple of 103.6%. For purposes of calculating our 2011-2013 LTI cash payout, ROIC is calculated by dividing the income from operations plus interest income, each as reported in our annual report on Form 10-K filed with the SEC and adjusted for unusual or non-recurring items including the variance in the number of operating weeks, impairments, legislative changes, and the special discretionary bonus, for the years 2011-2013 by our average invested capital over the three years.

	ROIC Target and Preliminary Payout %
	ROIC Target Achieved				Payout as a % of Target
	Below Minimum		<85%		0%
	Minimum		85%		50%
	Target		100%		100%
&zwsp;	Actual	&zwsp;	100.9%	&zwsp;	103.6%	&zwsp;
	Maximum		≥125%		200%

        The actual amounts of our LTI cash incentive paid to our named executive officers in February 2014 for fiscal 2011 through fiscal 2013 performance are as follows. Together, the overall performance of the EBITDA and ROIC metrics averaged a payout percentage of 109.3%.

		EBITDA-Based LTI Payout					ROIC-Based LTI Payout					Total LTI Cash Payout
Named Executive Officer	LTI Award at Target ($)	EBITDA Portion of LTI Award at Target (1/2 of total)($)		Multiplied by Actual EBITDA Payout as a % of Target		EBITDA Based LTI Cash Award Payout ($)	ROIC Portion of LTI Award at Target (1/2 of total)($)		Multiplied by Actual ROIC Payout as a % of Target		ROIC Based LTI Cash Award Payout($)	EBITDA- Based LTI Payout + ROIC Based LTI Payout($)
S. Carley	340,428	170,214	x	115%	=	195,747	170,214	x	103.6%	=	176,342	372,089
S. Brown	140,000	70,000	x	115%	=	80,500	70,000	x	103.6%	=	72,520	153,020
E. Houseman	144,024	72,012	x	115%	=	82,814	72,012	x	103.6%	=	74,605	157,419
T. Brighton	82,630	41,315	x	115%	=	47,512	41,315	x	103.6%	=	42,803	90,315
D. Post	123,200	61,600	x	115%	=	70,840	61,600	x	103.6%	=	63,817	134,657

        Stock Options.    The stock options that were granted in 2013 vest ratably over four years on each anniversary date of the grant, which is designed to align incentives with longer-term achievement of objectives.

        Restricted Stock Units.    The restricted stock units that were granted in 2013 vest ratably over four years on each anniversary date of the grant.

        2013 Incentive Grants.    In February 2013, the Company made the following annual grants to our named executive officers in the form of LTI cash award, options, and restricted stock units under the 2007 Plan. As described above, an executive's total target incentive is comprised of 40% long-term performance-based cash, 40% stock options, and 20% restricted stock units.

Named Executive Officer	Total Long Term Incentive Target Value ($)	Long-Term Incentive Cash ($)	Non-Qualified Stock Options (#)	Time-Based Restricted Stock Units (#)
S. Carley	1,500,000	600,042	40,392	7,130
S. Brown	400,000	160,028	10,771	1,901
E. Houseman	360,000	144,020	9,694	1,711
T. Brighton	315,000	126,026	8,482	1,497
D. Post	315,000	126,026	8,482	1,497

        The estimated fair value of each option granted is calculated using the Black-Scholes multiple option-pricing model. The fair value of the restricted stock units is based on the grant date market value of the common shares.

2014 Compensation Program

        Our 2014 compensation program has substantially the same key components and elements as our 2013 program.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for tax purposes of compensation over $1 million paid by a publicly traded company to certain executive officers, unless such compensation qualifies as "performance-based compensation." The policy of the compensation committee is to establish and maintain a compensation program that maximizes the creation of long-term stockholder value. The compensation committee generally attempts to structure most compensation approaches to preserve deductibility. The compensation committee, however, reserves the right to adopt programs giving consideration to factors other than deductibility where the compensation committee believes stockholder interests are best served by retaining flexibility. In such cases, the compensation committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its compensation objectives.

        As discussed above, annual performance-based bonuses are generally paid under the 2007 Plan and thus are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code. Accordingly, such amounts are intended to be deductible by the Company even if in excess of the $1 million statutory limit. Certain of our long-term equity awards to our executives are not performance-based. Consequently, a portion of that compensation may not be deductible in future years if such executive's aggregate compensation is in excess of statutory limits. Discretionary bonuses and time-based vesting RSUs do not satisfy the requirements of Section 162(m). From time to time there are circumstances where we believe discretionary bonuses are appropriate, such as the 2013 discretionary bonuses discussed above in this CD&A. We also believe time-based vesting RSUs are an appropriate component of our executive compensation program for the reasons discussed above in this CD&A.

 Executive Compensation Policies and Guidelines

Executive Employment Agreements

        Each of Mr. Carley, Mr. Brown, and Ms. Post has an employment agreement with the Company, described below under "Executive Employment Agreements." The employment agreements have indefinite terms, terminating on discontinuance of employment in accordance with the terms of the agreement. The agreements provide for severance payments upon termination and after a change of control of the Company. The compensation committee believes that the terms of these agreements are in line with market standards and are an important means to allow management to continue to focus on running the business of the Company in the event of a pending or actual change of control event or otherwise. More detailed information concerning these severance payments appears below under the caption "Potential Payments upon Termination or Change in Control."

Executive Stock Ownership Guidelines

        Stock ownership guidelines have been in effect for the Company's executive officers and directors since March 2009. (See "Director Stock Ownership Guidelines" beginning on page 17 for ownership guidelines for directors). The compensation committee believes that executive ownership requirements increase alignment of executive interests with those of stockholders on long-term ownership risk. The guidelines require executive officers to hold during the term of the executive's employment a dollar value of the Company's stock based on a multiple of base salary. Effective for 2014, the ownership guideline values were increased to five times base salary for our CEO, Mr. Carley, and three times base salary for the other executive officers. The value of the executive's holdings is based on the cumulative cost basis of common stock held, which is calculated using the price of the Company's common stock at the date of acquisition. All forms of equity owned of record or beneficially, except options, are credited toward the guidelines. The executive officers have five years to achieve the guidelines from the latter of the date the guidelines were adopted or their effective date of employment. An executive officer may receive additional time to achieve his or her minimum requirement if the officer's requirement is increased, calculated based on the additional incremental amount. The compensation committee periodically reviews the guidelines and receives guidance and market data from its advisors.

        The following table sets forth the ownership guidelines and the holdings of the named executive officers as of March 10, 2014, valued at the acquisition dates pursuant to our executive stock ownership guidelines:

Named Executive Officer	Ownership Guideline	Dollar Value of Ownership Guideline	Cumulative Cost Basis
S. Carley	5x salary	$3,750,000	$1,561,030
S. Brown	3x salary	$1,071,000	$768,966
E. Houseman	3x salary	$1,260,720	$832,973
T. Brighton	3x salary	$1,022,760	$979,640
D. Post	3x salary	$1,178,100	$242,793

Compensation Clawback Policy

        In March 2012, the Company's board of directors adopted a compensation clawback policy for its executive officers that provides for the recoupment by the Company of certain excess incentive compensation paid to the officers under certain circumstances. In the event of a restatement of the Company's previously issued financial statements as a result of either (i) material non-compliance with financial reporting requirements under the securities law or (ii) intentional misconduct by an executive, the Company may recover, to the extent permitted by law, certain incentive compensation received by the executive that was in excess of what would have been paid in the absence of the incorrect financial statements.

Pledging and Hedging Transactions in Company Securities

        Although the Company does not have a formal written policy, the compensation committee's practice is that pledging and hedging the Company's securities is prohibited for executive officers and directors and this practice has been communicated to such individuals.

Compensation Committee Report

        The compensation committee, which is comprised of independent directors, has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with the Company's management. Based on this review and discussion, the compensation committee recommended to the Company's board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Lloyd L. Hill, Chair
Richard J. Howell
Pattye L. Moore
James T. Rothe

 2013 Executive Compensation Tables

Summary Compensation Table

        The following table sets forth summary information concerning compensation awarded to, earned by, or accrued for services rendered to the Company in all capacities by our principal executive officer, principal financial officer, and each of our three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2013 (collectively, the named executive officers), for fiscal years 2011 through 2013:

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Stephen E. Carley,	2013	735,578	650,000	299,959	599,998	1,352,231	15,558	3,653,324
Chief Executive Officer	2012	740,769		179,995	351,425	794,104	15,765	2,082,058
	2011	715,077		170,183	344,182	954,973	282,809	2,467,224
Stuart B. Brown,	2013	350,135	280,000	79,975	159,999	479,603	11,207	1,360,919
Senior Vice President and Chief	2012	352,692		69,998	136,666	264,660	10,591	834,607
Financial Officer(1)	2011	100,961	160,000	669,970	141,521	94,352	2,851	1,169,655
Eric C. Houseman,	2013	412,159	169,000	71,982	144,002	596,773	11,360	1,405,276
President and Chief Operating	2012	415,170		59,998	117,140	356,050	11,458	959,816
Officer	2011	405,539	—	71,989	145,591	433,206	14,813	1,071,138
Todd A. Brighton,	2013	334,363	169,000	62,979	125,999	402,187	11,608	1,106,136
Senior Vice President and Chief	2012	336,806		45,992	89,801	252,739	13,208	738,546
Development Officer	2011	311,940	—	41,270	83,518	291,549	14,240	742,517
Denny Marie Post	2013	385,147	280,000	62,979	125,999	493,897	186,928	1,534,950
Senior Vice President and Chief	2012	387,962		56,984	111,281	291,126	137,825	985,178
Marketing Officer(2)	2011	155,481	125,000	61,577	124,351	145,322	15,691	627,422

(1)
Mr. Brown joined the Company in September 2011. The base salary reported for Mr. Brown is prorated for the period of time he provided services to us in fiscal 2011. Mr. Brown's annual base salary in 2011 was $350,000.

(2)
Ms. Post joined the Company in August 2011. The base salary reported for Ms. Post is prorated for the period of time she provided services to us in fiscal 2011. Ms. Post's annual base salary in 2011 was $385,000.

(3)
Salary amounts represent base salary and payment for vacation, holidays, and sick days. Amounts shown are not reduced to reflect the named executive officers' elections, if any, to defer receipt of salary into the Deferred Compensation Plan. Our 2012 fiscal year contained 53 operating weeks compared to 52 weeks for fiscal 2013.

(4)
Bonus amounts reported for 2013 represent a one-time special discretionary bonus in recognition of the Company's extraordinary performance during 2013. The bonus amount reported for 2011 for Ms. Post represents a sign-on bonus which we paid within 10 business days after the start of her employment pursuant to her employment agreement. The bonus amount reported for 2011 for Mr. Brown represents a sign-on bonus which we paid within 15 business days after the start of his employment pursuant to his employment agreement.

(5)
Amounts under Stock Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2013, 2012, and 2011. See "Outstanding Equity Awards at 2013 Fiscal Year-End" below for a listing of restricted stock awards outstanding for each named executive officer as of December 29, 2013.

(6)
Amounts under Option Awards represent the aggregate grant date fair value of such awards computed in accordance with the authoritative accounting guidance for accounting for stock compensation for fiscal years 2013, 2012, and 2011. See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal years ended December 29, 2013, December 30, 2012, and December 25, 2011, for descriptions of the methodologies and assumptions we used to value option awards.

(7)
The amount shown for each named executive officer in the "Non-Equity Incentive Plan Compensation" column for 2011 is attributable to a bonus award for achievement of personal goals under the 2007 Plan earned in fiscal year 2011, but paid in 2012; the amount shown for 2012 is attributable to a bonus award under the 2007 Plan earned in fiscal 2012, but paid in 2013; and the amount shown for 2013 is attributable to a bonus award under the 2007 Plan earned in fiscal 2013, but paid in 2014 and the 2011 LTI cash award payout. Amounts in the 2013 "Non-Equity Incentive Plan Compensation" column above consist of the following payments to the named executive officers.

Named Executive Officer	2013 Annual Performance- Based Cash Incentive Payout ($)	2011 LTI Cash Award Payout ($)	Total ($)
Stephen E. Carley,	980,142	372,089	1,352,231
Chief Executive Officer
Stuart B. Brown,	326,583	153,020	479,603
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	439,354	157,419	596,773
President and Chief Operating Officer
Todd A. Brighton,	311,872	90,315	402,187
Senior Vice President and Chief Development Officer
Denny Marie Post,	359,240	134,657	493,897
Senior Vice President and Chief Marketing Officer
(8)
Amounts in the "All Other Compensation" column consist of the following payments we paid to or on behalf of the named executive officers.

Name	Year	Car Allowance ($)(a)	Meal Discounts ($)(b)	Life Insurance/ LT Disability Premium Payments ($)(c)	Moving Expenses & Other Payments ($)		Total ($)
Stephen E. Carley,	2013	15,000	—	558	—		15,558
Chief Executive Officer
Stuart B. Brown,	2013	10,200	614	393	—		11,207
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	2013	10,200	740	420	—		11,360
President and Chief Operating Officer
Todd A. Brighton,	2013	10,200	1,022	386	—		11,608
Senior Vice President and Chief Development Officer
Denny Marie Post,	2013	10,200	599	408	175,721	(d)	186,928
Senior Vice President and Chief Marketing Officer

(a)
All executives and certain other employees receive monthly car allowances.

(b)
Various forms of meal discounts are provided to executives and all other employees. The amounts reported in this column are valued at the incremental cost to our Company and are based on approximately 60% of the cost of the meal, which represents the average cost of goods and labor.

(c)
Long-term disability insurance and life insurance are provided to executives and certain other employees and paid by the Company. The value represents the premiums paid by the Company on behalf of the named executive officer.

(d)
Represents moving expenses reimbursable by the Company pursuant to Ms. Post's employment agreement. The amount includes $45,321 of tax reimbursements related to her moving expenses.

Grants of Plan-Based Awards

        The following table provides additional information about stock option awards and equity and targeted non-equity incentive plan awards granted to our named executive officers during fiscal 2013:

						All Other Stock Awards: Number of Shares of Stock (#)		All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards								Grant Date Fair Value of Option and Stock Awards ($)(3)
										Exercise or Base Price of Option Awards ($)
	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Stephen E. Carley,	2/26/2013	(1)	225,000	750,001	1,530,003			40,392	(4)	42.07	599,998
Chief Executive Officer	2/26/2013	(2)	150,010	600,042	1,140,080	7,130	(5)				299,959
Stuart B. Brown,	2/26/2013	(1)	74,970	249,900	509,797			10,771	(4)	42.07	159,999
Senior Vice President	2/26/2013	(2)	40,007	160,028	304,054	1,901	(5)				79,975
and Chief Financial Officer
Eric C. Houseman,	2/26/2013	(1)	100,858	336,193	685,833			9,694	(4)	42.07	144,002
President and Chief Operating Officer	2/26/2013	(2)	36,005	144,020	273,637	1,711	(5)				71,982
Todd A. Brighton,	2/26/2013	(1)	71,293	238,644	486,833			8,482	(4)	42.07	125,999
Senior Vice President	2/26/2013	(2)	31,507	126,026	239,450	1,497	(5)				62,979
and Chief Development Officer
Denny Marie Post,	2/26/2013	(1)	82,467	274,889	560,774			8,482	(4)	42.07	125,999
Senior Vice President	2/26/2013	(2)	31,507	126,026	239,450	1,497	(5)				62,979
and Chief Marketing Officer

(1)
Amounts under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential bonus payouts that depended on satisfaction of Company EBITDA targets in fiscal 2013. The factors considered by the compensation committee in determining bonus amounts are discussed above in "Compensation Discussion and Analysis—Incentive-Based Compensation—Annual Performance-Based Incentive (Cash Bonus)." We also utilized a minimum threshold target, so that in the event actual EBITDA exceeded the minimum threshold but was less than the target, the amount of bonus to which the executive was entitled would have been adjusted on a pro rata basis between the minimum threshold and the target amount set forth above.

(2)
The amounts in this row under "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" reflect potential payouts under a long-term cash performance award granted to the named executive officers under the 2007 Plan. The awards will cliff vest at the end of the three-year performance cycle. Performance will be measured over the three years based on a range of minimum threshold, target, and maximum level. There will be two independent metrics used: (A) the three-year average ROIC and (B) the three-year cumulative EBITDA. The goals are equally weighted and the payouts may be different depending on the achievement level of each metric. For further information on the terms of the long-term cash performance awards, see the discussion under "Compensation Discussion and Analysis—Summary of 2013 Compensation Activity—Incentive-Based Compensation—2013 Long-Term Incentive Program."

(3)
See Note 15 to our financial statements included in our annual report on Form 10-K for the fiscal year ended December 29, 2013 for descriptions of the methodologies and assumptions we use to value option awards pursuant to the authoritative guidance for accounting for stock compensation.

(4)
Options were granted pursuant to the 2007 Plan and vest 25% on each of the first, second, third, and fourth anniversaries of the date of grant. Options are exercisable for ten years from the date of issuance, subject to continuing employment or service with the Company as defined in the 2007 Plan, and certain other conditions.

(5)
Comprises time-based restricted stock units granted pursuant to the 2007 Plan. Each restricted stock unit represents the contingent right to receive, upon vesting of the unit, one share of common stock. One-fourth of the units are scheduled to vest on each of the first, second, third, and fourth anniversaries of the date of grant as long as the named executive officer remains in the service of the Company through the respective vesting date.

Outstanding Equity Awards at 2013 Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
			Option Exercise Price ($)			Number of Shares That Have Not Vested		Market Value of Shares That Have Not Vested ($)(16)
				Option Expiration Date
Name	Exercisable	Unexercisable
Stephen E. Carley,	48,577	11,210	19.64	9/13/17	(1)	5,000	(8)	376,050
Chief Executive Officer	13,800	8,280	34.71	6/24/21	(2)	2,451	(9)	184,370
	6,016	18,048	35.46	2/21/22	(3)	3,807	(10)	286,324
	—	40,392	42.07	2/26/23	(4)	7,130	(15)	536,247
Stuart B. Brown,	3,521	4,930	28.15	9/12/21	(5)	7,104	(11)	534,292
Senior Vice President and Chief	2,339	7,019	35.46	2/21/22	(3)	1,242	(12)	93,411
Financial Officer		10,771	42.07	2/26/23	(4)	1,480	(10)	111,311
						1,901	(15)	142,974
Eric C. Houseman,	4,000		14.93	2/24/19	(6)	1,325	(13)	99,653
President and Chief Operating Officer	5,838	3,502	34.71	6/24/21	(2)	1,036	(9)	77,918
	2,005	6,016	35.46	2/21/22	(3)	1,269	(10)	95,441
	—	9,694	42.07	2/26/23	(4)	1,711	(15)	128,684
Todd A. Brighton,	1,116	2,009	34.71	6/24/21	(2)	675	(13)	50,767
Senior Vice President and Chief	—	4,612	35.46	2/21/22	(3)	594	(9)	44,675
Development Officer	—	8,482	42.07	2/26/23	(4)	972	(10)	73,104
						1,497	(15)	112,589
Denny Marie Post,	4,988	3,563	32.29	8/2/21	(7)	953	(14)	71,675
Senior Vice President and Chief	1,905	5,715	35.46	2/21/22	(3)	1,205	(10)	90,628
Marketing Officer	—	8,482	42.07	2/26/23	(4)	1,497	(15)	112,589

(1)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 13, 2014.

(2)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on June 24, 2015.

(3)
These options vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(4)
These options vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(5)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on September 12, 2015.

(6)
These options vested fully on February 24, 2013.

(7)
These options vest 25% on the first anniversary date of issuance with the balance vesting pro rata on a monthly basis over the following 36-month period and in full on August 2, 2015.

(8)
Award of restricted stock units granted on September 13, 2010 that vest 25% on each anniversary date of issuance and in full on September 13, 2014.

(9)
Awards of restricted stock units granted on June 24, 2011 that vest 25% on each anniversary date of issuance and in full on June 24, 2015.

(10)
Awards of restricted stock units granted on February 21, 2012 that vest 25% on each anniversary date of issuance and in full on February 21, 2016.

(11)
Awards of restricted stock units granted on September 12, 2011 that vest 33 1/3% on each anniversary date of issuance and in full on September 12, 2014.

(12)
Awards of restricted stock units granted on September 12, 2011 that vest 25% on each anniversary date of issuance and in full on September 12, 2015.

(13)
Awards of restricted stock units granted on March 2, 2010 that vest 25% on each anniversary date of issuance and in full on March 2, 2014.

(14)
Awards of restricted stock units granted on August 2, 2011 that vest 25% on each anniversary date of issuance and in full on August 2, 2015.

(15)
Awards of restricted stock units granted on February 26, 2013 that vest 25% on each anniversary date of issuance and in full on February 26, 2017.

(16)
Based on the closing price of our common stock on December 27, 2012 of $75.21 per share.

Options Exercises and Stock Vested

        The following table contains information with respect to the named executive officers concerning option exercises and vesting of restricted stock units during fiscal year 2013:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Stephen E. Carley,	—	—	52,366	3,556,346
Chief Executive Officer
Stuart B. Brown,	2,817	145,921	8,221	549,186
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	21,000	613,464	13,147	582,929
President and Chief Operating Officer
Todd A. Brighton,	17,770	459,365	6,667	295,684
Senior Vice President and Chief Development Officer
Denny Marie Post,	—	—	879	44,358
Senior Vice President and Chief Marketing Officer

(1)
Based on the amount by which the market price of our common stock on the date of exercise exceeded the exercise price of the option award.

(2)
Based on the closing price of our common stock on the date of vesting.

Non-qualified Deferred Compensation

        The following table shows information about the amount of contributions, earnings, and balances for each named executive officer under the Company's Non-qualified Deferred Compensation Plan as of December 29, 2013.

Name	Executive Contributions in Last Fiscal Year ($)		Registrant Contributions in Last Fiscal Year ($)(1)	Aggregate Earnings (Loss) in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(2)
Stephen E. Carley,	—		—	—	—	—
Chief Executive Officer
Stuart B. Brown,	—		—	—	—	—
Senior Vice President and Chief Financial Officer
Eric C. Houseman,	—		—	15,817	188,409	58,832
President and Chief Operating Officer
Todd A. Brighton,	—		—	—	—	—
Senior Vice President and Chief Development Officer
Denny Marie Post,	19,257	(3)	—	10,245	—	71,392
Senior Vice President and Chief Marketing Officer

(1)
The Company did not make any contributions to the Non-qualified Deferred Compensation Plan during 2013.

(2)
All Aggregate Balance at Last Fiscal Year-End amounts reported in this column were reported as compensation to the named executive officer in our Summary Compensation Table for previous years except for any earnings or losses on deferred amounts.

(3)
Amount represents contributions made by Ms. Post during the last fiscal year. This amount is reported as 2013 compensation to Ms. Post in our Summary Compensation Table except for any earnings or losses on deferred amounts.

        Company employees who are generally considered "highly compensated" pursuant to Internal Revenue Code Section 414(q) are not permitted to participate in the Company's 401(k) program. To permit these employees to save for retirement, the Company has established the Red Robin Gourmet Burgers, Inc. Deferred Compensation Plan. The plan permits executives and other eligible employees to defer portions of their compensation. The Company pays all administrative expenses of the plan. Under this plan, eligible employees may elect to defer up to 75% of their base salary and up to 100% of incentive compensation and commissions each plan year. At the end of fiscal year 2013, there were 47 participants and 120 employees eligible to participate. The Company may make matching contributions in an amount determined by the compensation committee. For the 2014 plan year, the compensation committee authorized matching contributions equal to 25% of the first 4% of compensation that is deferred by the participant.

        To offset its obligation, the Company's plan administrator purchased Company-owned whole-life insurance contracts on certain employees. During fiscal year 2013, the Company liquidated these insurance policies and invested the deferred compensation plan assets through a rabbi trust. Assets in the rabbi trust are invested in certain mutual funds that cover an investment spectrum ranging from equities to money market instruments and are available to satisfy the claims of the Company's creditors in the event of bankruptcy or insolvency.

        When participants elect to defer amounts into the plan, they also select when the amounts ultimately will be distributed. Participants can elect to have deferrals for a particular year paid in a future year if the participant is still employed at that time. Such in-service distributions are made in the form of a lump sum or, if the participant's total account balance at the time of the in-service distribution is at least $25,000, the participant can elect to receive payment in up to 5 annual installments. Beginning with the 2014 plan year, the participant can elect up to 15 annual installments. Otherwise, payment of a participant's account is made the later of (i) in the February following the participant's termination of employment or (ii) six months from participant's termination of employment in the form of a lump sum or in 5, 10, or 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000. Beginning with the 2014 plan year, payment of a participant's account is made six months from participant's termination in the form of a lump sum or up to 15 annual installments if the participant so elected at the time of deferral and if the participant's total account balance is at least $50,000.

        A participant can elect to change a prior distribution election to further delay distribution provided that such new election must be provided at least 12 months before the date the previously scheduled distribution would have occurred and provided that the new distribution date is at least 5 years from the originally scheduled distribution date. A participant may obtain a withdrawal prior to the date otherwise scheduled or elected by the participant if the participant incurs an "unforeseeable emergency" (generally including illness, casualty losses, etc.).

        With respect to deferrals after 2004, the plan is intended to comply with the requirements of section 409A of the Internal Revenue Code, which was enacted as part of the American Jobs Creation Act of 2004. The plan is considered to be a "non-qualified" plan for federal tax purposes, meaning that the arrangements are deemed to be unfunded and an employee's interest in the plan is no greater than that of an unsecured general creditor of the Company.

Equity Compensation Plan Information

        We maintain four equity based compensation plans—the 2002 Stock Incentive Plan (the "2002 Plan"), the 2004 Performance Incentive Plan (the "2004 Plan"), the Second Amended and Restated 2007 Performance Incentive Plan (the "2007 Plan"), and the Employee Stock Purchase Plan (the "ESPP"). Our stockholders have approved each of these plans.

        The following table sets forth for our equity compensation plans in the aggregate, the number of shares of our common stock subject to outstanding options and rights under these plans, the weighted average exercise price of outstanding options, and the number of shares remaining available for future award grants under these plans as of December 29, 2013:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	490,797	(1)	$31.78	876,241	(2)
Equity compensation plans not approved by security holders	N/A			N/A

Total	490,797			876,241

(1)
This aggregate amount of 490,797 consists of the following number of options then outstanding under each of the plans:

2002 Plan	562
2004 Plan	24,001
2007 Plan	466,234
(2)
Of the aggregate number of shares that remained available for future issuance as of December 29, 2013, 71,962 shares were available for issuance under the ESPP and 804,279 shares were available for issuance under the 2007 Plan. Any shares subject to options granted under the 2002 Plan or the 2004 Plan that are not exercised before they expire or are terminated will expire and not be available for additional award grants. No new awards may be granted under the 2002 Plan or the 2004 Plan.

Employment Agreements and Change in Control Arrangements

Executive Employment Agreements

        Stephen E. Carley Employment Agreement.    Our employment agreement with Mr. Carley, our chief executive officer, dated August 11, 2010, has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Carley's employment upon the occurrence of a change in control event, he will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; (c) payment of an amount equal to two times the highest annual bonus amount earned by Mr. Carley for performance in the last three calendar years prior to the change in control event for which bonuses have been paid or are payable; and (d) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        If Mr. Carley's employment is terminated either by the Company without cause, or by Mr. Carley for good reason, as those terms are defined in the agreement, Mr. Carley will receive, among other things, (a) payment of an amount equal to two times his annual base salary; (b) his pro rata share of the annual bonus, calculated and paid at the end of the plan cycle, that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 18-month period following the date of termination.

        Generally, under Mr. Carley's employment agreement and subject to limited exceptions set forth in the agreement, a change in control will be deemed to occur if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company's stockholders approve a complete liquidation or dissolution of the Company. However, upon the occurrence of any such event, Mr. Carley is not entitled to any such payment unless his employment with the Company is terminated by the Company without cause or by Mr. Carley for good reason within the two-year period following such change in control event.

        Good reason is defined in Mr. Carley's agreement as a material reduction in his annual base salary or target annual bonus opportunity, relocation of the Company's headquarters to a location more than 50 miles from the existing location, a material breach of any provision contained in the employment agreement or any material provision of any equity award agreement, the removal of Mr. Carley from the board of directors, requiring that Mr. Carley report to any other person other than the board, or a material diminution in Mr. Carley's title, duties, or responsibilities; provided that the Company has 30 days to cure any such condition following Mr. Carley's notice thereof.

        Stuart B. Brown Employment Agreement.    Our employment agreement with Mr. Brown, our chief financial officer, dated August 10, 2011 has an indefinite term. The agreement provides that he is entitled to receive certain benefits upon termination of his employment. If the Company terminates Mr. Brown's employment upon the occurrence of a change in control event, Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) payment of an amount equal to the annual bonus amount earned by Mr. Brown for performance in the last completed fiscal year prior to the change in control event for which bonuses have been paid or are payable; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        Upon termination of Mr. Brown's employment either by the Company without cause, or by Mr. Brown for good reason (as each term is defined in the employment agreement), Mr. Brown will receive, among other things, (a) continued payment of his annual base salary for a period of twelve months following the effective date of termination; (b) his pro rata share of the annual bonus that would otherwise have been earned and be payable had he continued to be employed by the Company; and (c) coverage under the Company's medical, dental, and prescription insurance plans for the 12-month period following the date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Mr. Brown's employment be terminated by the Company without cause or by Mr. Brown for good reason within the two-year period following such change in control event. Good reason is defined in Mr. Brown's agreement as a reduction in his compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement or a significant reduction in the then-effect responsibilities of the Company's chief financial officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Mr. Brown of such reason.

        Denny Marie Post Employment Agreement.    Our employment agreement with Ms. Post, our chief marketing officer, dated August 1, 2011 has an indefinite term. The agreement provides that she is entitled to receive certain benefits upon termination of her employment. If the Company terminates Ms. Post's employment upon the occurrence of a change in control event, Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        Upon termination of Ms. Post's employment either by the Company without cause, or by Ms. Post for good reason (as each term is defined in the employment agreement), Ms. Post will receive, among other things, continued payment of her annual base salary for a period of twelve months following the effective date of termination.

        The definition of change in control event is substantially the same as that contained in Mr. Carley's employment agreement, and payment of any amount following a change in control event requires that Ms. Post's employment be terminated by the Company without cause or by Ms. Post for good reason within the two-year period following such change in control event. Good reason is defined in her agreement as a reduction in her compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, any willful breach by the Company of a material provision contained in the employment agreement, or a significant reduction in the then-effective responsibilities of the Company's chief marketing officer; provided that the Company has 30 days to cure any such condition following receipt of notice from Ms. Post of such reason.

Change in Control Agreements

        The Company has change in control agreements with each named executive officer except for Messrs. Carley and Brown and Ms. Post, who have change in control provisions in their employment agreements, as discussed above in "Executive Employment Agreements." The change in control agreements provide that if the executive resigns for good reason or is terminated by the Company other than for cause or disability or other than as a result of the executive's death during the 18-month period following a change in control, the executive is entitled to receive the following payments and benefits (except that Mr. Houseman is entitled to the payments described in the paragraph below pursuant to his change in control agreement dated as of March 10, 2008):

  •
  continued payment, for a period consisting of twelve months following the effective date of termination, of his or her base salary as in effect immediately prior to the date of termination;

  •
  one times the annual bonus amount earned for his or her performance in the last completed calendar year prior to the change in control; and

  •
  payment or reimbursement of the cost of continuing coverage for the executive and his or her spouse under the Company's then existing medical, dental, and prescription insurance plans for the twelve-month period following the effective date of termination or the remainder of the existing employment period.

        The primary differences between the change in control agreement with Mr. Houseman and the change in control agreements with the other named executive officers is that Mr. Houseman's agreement provides for a severance payment equal to two times his annual compensation as compared to one times annual compensation and payment for benefits for twenty-four months rather than twelve months. In addition, Mr. Houseman's agreement provides for a gross-up payment for Internal Revenue Code Section 280G/4999 purposes on the terms and conditions set forth in his agreement. The board has determined not to enter into any further agreements with a named executive officer that provide for a gross-up payment for Internal Revenue Code Section 280G/4999 purposes.

        The definition of change in control is substantially similar to the definition contained in the 2007 Plan, as discussed below. Good reason is defined as a reduction in the executive's compensation, relocation of the Company's headquarters to a location more than 20 miles from the existing location, a significant reduction in the then-effective responsibilities of the executive without the executive's prior written consent (for this purpose, if the Company ceases to be a publicly traded corporation, the executive will not be deemed to have suffered such a reduction in the nature and scope of his or her responsibilities solely because of the change in the nature and scope thereof resulting from the Company no longer being publicly traded), or failure by the Company to obtain the assumption of the obligations contained in the change in control agreement by any successor to the Company. The agreements also contain standard confidentiality and non-solicitation provisions.

Incentive Plans

        The following is a description of the change in control provisions contained within our equity incentive plan under which there are unvested awards currently outstanding:

        Second Amended and Restated 2007 Performance Incentive Plan.    Generally, and subject to limited exceptions set forth in the 2007 Plan, if any person acquires more than 50% of the outstanding common stock or combined voting power of the Company, if there are certain changes in a majority of our board of directors, if stockholders prior to a transaction do not continue to own more than 50% of the voting securities of the Company (or a successor or a parent) following a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of our subsidiaries, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity by us or any of our subsidiaries, or if the Company is dissolved or liquidated, then awards then-outstanding under the 2007 Plan may become fully vested or paid, as applicable, and may terminate or be terminated upon consummation of such a change in control event. However, unless the individual award agreement provides otherwise, with respect to executive and certain other high level officers of the Company, upon the occurrence of a change in control event, no award will vest unless such officer's employment with the Company is terminated by the Company without cause within the two-year period following such change in control event. The administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2007 Plan. For example, the administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

        All outstanding awards under our 2002 Plan and 2004 Plan are vested. There are currently no amounts payable to or accrued for payment to any named executive officer under the change in control provisions contained in the plans.

Potential Payments upon Termination or Change in Control

        The following table presents the amount of compensation payable to each of our named executive officers as if the triggering termination event had occurred on the last day of our most recently completed fiscal year, December 29, 2013:

Name	Benefit(1)	Termination w/o Cause or Resignation with Good Reason($)		Termination with Cause($)		Death ($)		Disability ($)		Change in Control ($)(2)
Stephen E. Carley,	Salary	1,500,000	(3)							1,500,000	(3)
Chief Executive Officer	Bonus	980,142	(7)			980,142	(7)	980,142	(7)	2,940,426	(8)
	Health Benefits	14,503	(11)							14,503	(11)
	Acceleration of LTI Cash Award					440,019	(14)	440,019	(14)	960,050	(18)
	Acceleration of Restricted Stock Units									1,382,961	(15)
	Acceleration of Options									6,511,738	(16)
Stuart B. Brown,	Salary	357,000	(4)							357,000	(4)
Senior Vice President and	Bonus	326,583	(7)	326,583	(7)	326,583	(7)	326,583	(7)	591,243	(9)
Chief Financial Officer	Health Benefits	8,683	(12)							8,683	(12)
	Acceleration of LTI Cash Award					146,680	(14)	146,680	(14)	300,034	(18)
	Acceleration of Restricted Stock Units									881,988	(15)
	Acceleration of Options									1,126,635	(16)
Eric C. Houseman,	Salary									840,480	(5)
President and	Bonus									712,100	(20)
Chief Operating Officer	Health Benefits									13,361	(13)
	Tax Gross-Up									0	(17)
	Acceleration of LTI Cash Award					128,012	(14)	128,012	(14)	264,027	(18)
	Acceleration of Restricted Stock Units									401,697	(15)
	Acceleration of Options									1,259,484	(16)
Todd A. Brighton,	Salary									340,920	(6)
Senior Vice President and	Bonus									252,739	(10)
Chief Development Officer	Health Benefits									6,771	(12)
	Acceleration of LTI Cash Award					103,355	(14)	103,355	(14)	218,046	(18)
	Acceleration of Restricted Stock Units									281,135	(15)
	Acceleration of Options									590,983	(16)
Denny Marie Post,	Salary	392,700	(19)							392,700	(19)
Senior Vice President and	Bonus									—
Chief Marketing Officer	Health Benefits									—
	Acceleration of LTI Cash Award					118,022	(14)	118,022	(14)	240,047	(18)
	Acceleration of Restricted Stock Units									274,893	(15)
	Acceleration of Options									950,997	(16)

(1)
A number of our employee benefit and incentive pay plans provide for payment upon termination of employment of any participant. If terminated on December 29, 2013, each of the named executive officers would have received benefits and payments under these plans in addition to the amounts described in the table above.

(2)
As discussed above, the change in control provisions in Mr. Carley's employment agreement, Mr. Brown's employment agreement, Ms. Post's employment agreement, the change in control agreements with the other named executive officers, and applicable award agreements contain double trigger provisions, and thus any payments described in the above table are generally required to be made only if the Company terminates the executive's employment without cause or the executive resigns with good reason, within a defined protection period following the change in control.

(3)
Represents an amount equal to two times Mr. Carley's 2013 base salary payable in a lump sum on the 60th day following termination of employment.

(4)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Mr. Brown's 2013 base salary.

(5)
Represents an amount equal to two times Mr. Houseman's 2013 base salary payable in a lump sum on the 10th day following termination of employment.

(6)
Represents an amount equal to one times the named executive officer's 2013 base salary payable in a lump sum on the 10th day following termination of employment.

(7)
Represents the amount the named executive officer or his or her estate would have been paid for his or her annual bonus for 2013 had the named executive officer been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to the named executive officers based on Company achievement of EBITDA goals for fiscal 2013.

(8)
Represents the amount Mr. Carley would have been paid for his annual bonus for 2013 had Mr. Carley been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Carley based on Company achievement of EBITDA goals for fiscal 2013. Per the terms of his employment agreement, Mr. Carley would also be entitled to receive an amount equal to two times his highest bonus amount earned in the last three completed calendar years payable in a lump sum on the 60th day following the effective date of termination.

(9)
Represents the amount Mr. Brown would have been paid for his annual bonus for 2013 had Mr. Brown been employed on the bonus payment date. Such amount represents the bonus amount that would have been paid to Mr. Brown based on Company achievement of EBITDA goals for fiscal 2013. Per the terms of his employment agreement, Mr. Brown would also be entitled to receive an amount equal to the annual bonus amount earned by Mr. Brown in the last completed fiscal year (2012) prior to the change in control event payable in a lump sum on the 60th day following the effective date of termination.

(10)
Represents the annual bonus amount earned by the named executive officer in the last completed calendar year prior to the change in control event. Based on a change in control date of December 29, 2013, such amount represents the bonus amount that was earned in 2012 by the named executive officer payable in a lump sum on the 10th day following the effective date of termination.

(11)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of eighteen months following the effective date of termination.

(12)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twelve months following the effective date of termination.

(13)
Consists of the costs of continuing the coverage for the named executive officer and his or her spouse under the Company's existing medical, dental, and prescription insurance plans for a period of twenty-four months following the effective date of termination.

(14)
The values included in the table above are based on the pro-rata amount of LTI Cash that would have vested on December 29, 2013. For purposes of this calculation, it is assumed that a pro-rata portion of the LTI Cash target amount would vest upon death or total disability as of December 29, 2013. The actual award amount calculated at December 29, 2013, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of death or total disability and would be payable within 65 days after the effective date of termination.

(15)
The values included in the table above are based on the number of restricted shares or restricted stock units that would have vested on December 29, 2013, multiplied by the closing sales price of the Company's common stock on The NASDAQ Global Select Market® as of December 27, 2013, the business day immediately preceding such date ($75.21).

(16)
The change in control agreements and the applicable award agreements for the named executive officers provide that upon a termination in connection with a change in control, the named executive officer has the right to require the Company to pay the difference between the fair market value of the Company's common stock on December 29, 2013 and the exercise price of the options held by the named executive officer on an aggregate basis.

(17)
No gross-up payment for Internal Revenue Code Section 280G purposes would be due based on a change in control event occurring on December 29, 2013 and a termination of Mr. Houseman without cause on such change in control date.

(18)
For purposes of this calculation, it is assumed that the LTI Cash award amount is paid at 100% of the target value upon a change in control as of December 29, 2013. The actual award amount calculated at December 29, 2013, if any, would be based on the Company's performance during the performance period as measured by cumulative EBITDA and average ROIC, with appropriate adjustments to the targets for cumulative EBITDA and average ROIC to account for the performance period being deemed to end on the effective date of the change in control and would be payable within 65 days after the effective date of termination.

(19)
Represents the total amount of continued payments for a period of twelve months following the effective date of termination based on Ms. Post's 2013 base salary.

(20)
Represents two times the annual bonus amount earned by Mr. Houseman in the last completed calendar year prior to the change in control event. Based on a change in control date of December 29, 2013, such amount represents two times the bonus amount that was earned in 2012 by Mr. Houseman, payable in a lump sum on the 10th day following the effective date of termination.

 PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

        The Company is asking our stockholders to cast an advisory vote to approve the executive compensation of our named executive officers as disclosed in this proxy statement (our "named executive officers"). This proposal, commonly known as a "say-on-pay" proposal, gives our stockholders the opportunity to express their views on the design and effectiveness of our executive compensation programs. As an advisory vote, the outcome of the vote on this proposal is not binding upon us. Our compensation committee, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by our stockholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. In 2013, our advisory vote proposal was supported by approximately 99.4% of the votes cast. The board has adopted a policy of providing for annual say-on-pay advisory votes.

        As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation objectives have been designed to link incentives and rewards for our executives to the achievement of both specific, sustainable financial and strategic goals, which are expected to result in increased stockholder value. We believe that our executive compensation program satisfies these goals and is aligned with the long-term interests of our stockholders.

        Highlights of our current compensation program include the following.

  •
  Fully independent compensation committee that is advised by an independent compensation consultant.

  •
  Emphasis on a long-term pay for performance, which includes a cash component in our LTI program that is measured over three-year performance periods on ROIC and EBITDA metrics.

  •
  Financial measures used for the annual performance-based bonus and long-term cash incentive grants are linked to the Company's strategic business plans reviewed and approved by our board of directors. Minimum financial goals must be met in order for payouts to be made under both the annual performance-based bonus and long-term cash incentive grants.

  •
  Payouts under our annual and long-term incentive compensation plans are capped.

  •
  The board has committed to not enter into any further agreements that provide for excise tax gross-ups and has adopted a double-trigger change in control for equity vesting.

  •
  Repricing of stock options is expressly prohibited by our equity compensation plan without stockholder approval.

  •
  Meaningful stock ownership guidelines for executives, which confirm the long-term nature of grants and alignment with stockholders.

  •
  Adoption of a clawback policy that provides for the recoupment of incentive compensation from executive officers under certain circumstances.

  •
  We offer few perquisites to our executives.

        Please read the "Compensation Discussion and Analysis" section contained in this proxy statement beginning on page 22, including the tables and narrative disclosures contained therein for additional details about our executive compensation programs, including information about the fiscal year 2013 compensation of our named executive officers.

Advisory Vote

        We request stockholder approval of the 2013 compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement.

        Accordingly, we ask that you vote FOR the following resolution to approve, on an advisory basis, the compensation of our named executive officers:

  "RESOLVED, that the stockholders of Red Robin Gourmet Burgers, Inc. approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's proxy statement for the 2014 annual meeting of stockholders pursuant to the compensation disclosure rules of the U. S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table, and the other related tables and disclosure within this proxy statement."

Recommendation of the Board of Directors

        Our board of directors unanimously recommends a vote FOR this proposal.

PROPOSAL 3
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee is responsible for the appointment, compensation, retention, and oversight of the independent registered accounting firm retained to perform the audit of our financial statements and our internal control over financial reporting. The audit committee selected Deloitte & Touche LLP ("D&T") as our independent auditor for the 2014 fiscal year ending December 28, 2014. D&T also served as our independent auditor for the 2013 fiscal year ended December 29, 2013. In 2013, stockholders approved the ratification of D&T by approximately 98.4% of votes cast.

        The audit committee annually reviews D&T's performance, independence, and fees in connection with the committee's determination of whether to recommend retaining D&T or engage another firm as our independent auditor. In the course of these reviews, the committee considered, among other factors:

  •
  D&T's historical and recent performance on our audit and quality of service.

  •
  External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on D&T and its peer firms.

  •
  The reasonableness and appropriateness of D&T's fees, including relative to peer firms.

  •
  D&T's independence, objectivity, and professional skepticism.

  •
  D&T's communication and interaction with the audit committee and management.

  •
  D&T's tenure as our independent auditor and its familiarity with our business operations, accounting policies and practices, and internal control over financial reporting.

  •
  The overwhelming support from our stockholders on the ratification of D&T as our independent auditor for our 2013 fiscal year.

        Based on this evaluation, our board is requesting that our stockholders ratify D&T's appointment for the 2014 fiscal year. We are not required to seek ratification from stockholders of our selection of independent auditor, but are doing so as a matter of good governance. If the selection is not ratified, the audit committee will consider whether it is appropriate to select another independent auditor. Even if the selection is ratified, the audit committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of D&T will be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to any questions that might arise.

Principal Accountant Fees and Services

        The following table summarizes the aggregate fees billed or to be billed by D&T for the fiscal years ended December 29, 2013 and December 30, 2012:

	2013($)	2012($)
Audit fees	749,658	602,543
Audit-related fees	—	62,900
Tax fees	10,774	11,705
All other fees	37,200	2,200

Total	797,632	679,348

Audit Fees

        Fees for audit services in 2013 and 2012 consisted of the audit of our annual financial statements and reports on internal controls required by the Sarbanes-Oxley Act of 2002, reviews of our quarterly financial statements, fees related to a review of our Franchise Disclosure Document, and related out of pocket expenses. Fees for audit services in 2013 also included additional procedures performed in connection with our new Enterprise Resource Planning ("ERP") system implementation.

Audit-Related Fees

        During 2012, audit-related fees were related to assistance with preparation of responses to a comment letter from the SEC and accounting consultation.

Tax Fees

        Tax fees billed in 2013 and 2012 were related to certain services performed primarily in relation to various federal and state tax issues.

All Other Fees

        All other fees billed in 2013 and 2012 consisted of license fees related to D&T's proprietary web-based research database. In addition, 2013 had all other fees related to human resources benchmarking services.

        With respect to non-audit services provided from time to time, the audit committee considers whether D&T's provision of other non-audit services to the Company is compatible with maintaining D&T's independence. The audit committee discusses such services with the independent auditor and Company management to determine whether the services are permitted under SEC rules and regulations concerning auditor independence.

Audit Committee's Pre-Approval Policies and Procedures

        The audit committee pre-approves all audit and non-audit services to be performed by D&T, and has established policies and procedures to ensure that the Company is in full compliance with the requirements for pre-approval set forth in the Sarbanes-Oxley Act of 2002 and the SEC rules regarding auditor independence. The policies and procedures are detailed as to the particular service and do not delegate the audit committee's responsibility to management.

        In accordance with these policies and procedures, management submits for approval audit and non-audit services that management may wish to have D&T perform during the fiscal year,

accompanied by an estimated range of fees for each service to be performed. The audit committee pre-approves or rejects the service and an accompanying range of fees for each service desired to be performed. Management is required to seek additional audit committee pre-approval when management becomes aware that any pre-approved service will result in actual fees greater than the fees initially approved. During the course of the year, the chair of the audit committee has the authority to pre-approve requests for services. At each subsequent audit committee meeting, the chair of the audit committee reports any interim pre-approvals since the last meeting.

        All of the fees set forth in the Principal Accountant Fees and Services table above for fiscal year 2013 were pre-approved by the audit committee.

Recommendation of the Board of Directors

        Our board of directors recommends that you vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 28, 2014.

AUDIT COMMITTEE REPORT

        The audit committee is responsible for overseeing and evaluating the Company's financial reporting process on behalf of the board of directors. Management has the primary responsibility for the Company's financial reporting process, accounting principles, and internal controls as well as preparation of the Company's financial statements in accordance with generally accepted accounting principles in the United States (GAAP). D&T, our independent auditor for 2013, is responsible for responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with management and D&T the audited financial statements for the year ended December 29, 2013, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the financial statements, and D&T's evaluation of the Company's internal control over financial reporting.

        The audit committee has reviewed and discussed with D&T the matters required to be discussed pursuant to Public Company Accounting Oversight Board (PCAOB) standards. The audit committee has received from D&T the written disclosures and the letter required by applicable PCAOB requirements regarding the independent accountant's communications with the audit committee concerning independence. The audit committee has also discussed such independence with D&T. The audit committee has considered whether the independent auditor's provision of other non-audit services to the Company is compatible with maintaining auditor independence. The audit committee has concluded that the provision of non-audit services by the independent auditor was compatible with D&T's independence in the conduct of its auditing functions.

        Based upon the review and discussions described above, the audit committee recommended to the board of directors that the Company's audited financial statements be included in its annual report on Form 10-K for the year ended December 29, 2013, and the board of directors accepted the audit committee's recommendations.

THE AUDIT COMMITTEE
Richard J. Howell, Chair
Lloyd L. Hill
Pattye L. Moore

 VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT

        Whether or not you plan to attend the meeting, please take the time to vote your shares as soon as possible.

DELIVERY OF PROXY MATERIALS

        The SEC's "notice and access" rule allows companies to deliver a notice of internet availability of proxy materials ("notice of internet availability") to stockholders in lieu of a paper copy of the proxy statement and related materials and the Company's annual report on Form 10-K (collectively, the "proxy materials"). We use the notice and access process for all of our beneficial holders. The notice of internet availability provides instructions as to how these holders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares cannot be voted by marking, writing on, and/or returning the notice of internet availability. Any notices of internet availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the notice of internet availability.

  Important Notice Regarding Availability of Proxy Materials

        Our proxy materials are available at https://materials.proxyvote.com/75689M, and are also posted on our website at http://www.redrobin.com/eproxy.

  "Householding" of Proxy Materials

        As permitted by applicable law, we may deliver only one copy of certain of our documents, including the notice of internet availability, proxy statement, annual report, and information statement to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies thereof. This process, which is commonly referred to as "householding," is intended to provide extra convenience for stockholders and cost savings for the Company.

        If you wish to opt-out of householding and continue to receive multiple copies of the proxy materials at the same address, you may do so at any time prior to thirty days before the mailing of the notice of internet availability or the proxy materials themselves, which are typically mailed in April of each year, by notifying us in writing at: Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111, or by contacting us at (303) 846-6000. You also may request additional copies of the proxy materials by notifying us in writing at the same address or contacting us at (303) 846-6000, and we will undertake to deliver such additional copies promptly. If you share an address with another stockholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above referenced address or telephone number.

VOTING INFORMATION

        Voting rights.    As of April 1, 2014, the record date for the meeting, we had 14,400,712 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on all items being voted on at the meeting. You can vote all of the shares that you owned on the record date. These shares may include: (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank, or other nominee.

        Voting instructions.    We encourage all stockholders to submit votes in advance of the meeting. Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted in advance of the meeting.

  •
  Stockholder of record.  If your shares are registered directly in your name with Red Robin's transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares and we are sending these proxy materials directly to you. If you are a stockholder of record, you may vote by submitting a proxy. We have enclosed a proxy card and return envelope for you to use.

  •
  Beneficial ownership.  If your shares are held in a brokerage account, by a bank, broker, trustee, or other nominee, you are considered the beneficial owner of shares held in street name. Your proxy materials are being forwarded to you by your bank, broker, trustee, or nominee, who is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee, or nominee on how to vote via the Internet or by telephone if the bank, broker, trustee, or nominee offers these options or by signing and returning a proxy card. Your bank, broker, trustee, or nominee provides you instructions on how voting your shares. Stock exchange rules prohibit brokers from voting on Proposal No. 1 (election of directors) and Proposal No. 2 (advisory vote on executive compensation) without receiving instructions from the beneficial owner of the shares. In the absence of instructions, shares subject to such broker non-votes will not be counted as voted or as present or represented on those proposals and so will have no effect on the vote. Votes directed by Internet or telephone through such a bank, broker, trustee, or nominee must be received by 11:59 p.m. Eastern Time on May 21, 2014. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from the broker, bank, or other holder of record that holds your shares, giving you the right to vote the shares at the meeting.

        If you receive more than one set of proxy materials, it means that you hold shares registered in more than one name or account. You should sign and return each proxy and follow the instructions on each notice of internet availability that you receive in order to ensure that all of your shares are voted.

        Voting in-person.    Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank, or other holder of record that holds your shares giving you the right to vote the shares.

        Counting of votes.    Votes will be counted by our transfer agent, American Stock Transfer & Trust Company, LLC, which we have retained to act as the inspector of election for the annual meeting.

        Additional meeting matters.    We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the officers named as proxy holder, Stephen E. Carley or Stuart B. Brown, or their nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate nominated by our board of directors.

        Dissenters' rights.    No action is proposed herein for which the laws of the state of Delaware or our bylaws provide a right of our stockholders to dissent and obtain appraisal of or payment for such stockholders' common stock.

REVOKING YOUR PROXY

        Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by: (1) delivering a written notice of your revocation to our corporate secretary at our principal executive office, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111; or (2) executing and delivering a later dated proxy. In addition, the powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

ATTENDANCE AT THE MEETING

        All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a stockholder of record but hold shares through a broker or bank, you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of April 1, 2014, a copy of the voting instruction card provided by your broker, bank, or other holder of record, or other similar evidence of ownership. Registration and seating will begin at 7:30 a.m. We do not permit cameras, recording devices, or other electronic devices at the meeting.

QUORUM, VOTE REQUIRED, ABSTENTIONS, AND BROKER NON-VOTES

  Quorum

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. Broker non-votes will be counted for purposes of determining the presence of a quorum at the meeting.

  Vote Required

        For Proposal 1 (director election), in an uncontested election (such as the election to be held at this annual meeting), each director will be elected by the affirmative vote of the majority of the votes cast. A majority of votes cast means that the number of shares cast FOR a director's election exceeds the number of shares cast AGAINST that director. If a nominee does not receive a majority of the votes cast for such nominee, then the resulting vacancy will be filled only by a majority vote of the directors then in office, and the director(s) so chosen shall serve for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires or until such director's successor shall have been duly elected and qualified. Abstentions and broker non-votes are not considered votes cast and therefore will have no effect on the outcome of the vote.

        Proposal 2 (say-on-pay) represents an advisory vote and the results will not be binding on the board or the Company. The affirmative vote of a majority of the votes cast for this proposal will constitute the stockholders' non-binding approval with respect to our executive compensation programs. Our board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will have no effect on the outcome of the vote.

        For Proposal 3 (ratification of auditors), the affirmative vote of a majority of the votes cast on this proposal will be required to approve such proposal. Abstentions will have no effect on the outcome of the vote.

  Broker Non-Votes

        Brokers, banks, or other holders of record are no longer permitted to vote on most proxy proposals without specific client instructions. In these cases, the broker can register your shares as being present at the annual meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules. If you are a beneficial owner whose shares are held of record by a broker, bank, or other holder of record, you must instruct the broker, bank, or other holder of record how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

        At this annual meeting, your broker, bank, or other holder of record does not have discretionary voting authority to vote on any of the proposals other than Proposal 3 (ratification of auditors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

ADDITIONAL INFORMATION

        Section 16(a) Beneficial Ownership Reporting Compliance.    Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during fiscal year 2013, all of our officers, directors, and greater than ten percent beneficial owners timely complied with all Section 16(a) filing requirements.

        Proposals for Inclusion in 2015 Proxy Statement.    For your proposal or director nomination to be considered for inclusion in our proxy statement for next year's meeting, your written proposal must be received by our corporate secretary at our principal executive office no later than December 9, 2014. If we change the date of next year's meeting by more than 30 days from the date of this year's meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of stockholder proposals in Company-sponsored proxy materials and our bylaws.

        Proposals to be Addressed at 2015 Annual Meeting (but not included in proxy statement).    In order for you to properly bring a proposal (including director nominations) before next year's annual meeting, our corporate secretary must receive a written notice of the proposal no later than February 24, 2015 and no earlier than January 26, 2015, and it must contain the additional information required by our bylaws. All proposals received after February 24, 2015 will be considered untimely. You may obtain a complete copy of our bylaws by submitting a written request to our corporate secretary at our principal executive office. If we change the date of next year's meeting by more than 30 days from the date contemplated at this year's meeting, in order for the proposal to be timely, we must receive your written proposal at least 90 days before the date of next year's meeting or no more than 10 days following the day on which the meeting date is publicly announced.

        Proxy Solicitation Costs.    The accompanying proxy is being solicited on behalf of the board of directors of our Company. The expense of preparing, printing, and mailing the notice of internet availability or proxy card and the material used in the solicitation thereof will be borne by the

Company. In addition to the use of the mails, proxies may be solicited by telephone, other electronic means, or in person, by our directors, officers, and employees at no additional compensation. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and we may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Georgeson Inc. has been retained to assist in the solicitation of proxies for the 2014 annual meeting of stockholders for a fee of approximately $7,500 plus associated costs and expenses.

ANNUAL REPORT ON FORM 10-K

        We filed with the SEC an annual report on Form 10-K on February 24, 2014 for the fiscal year ended December 29, 2013. A copy of the annual report on Form 10-K has been made available concurrently with this proxy statement to all of our stockholders entitled to notice of and to vote at the annual meeting. In addition, you may obtain a copy of the annual report on Form 10-K, without charge, by writing to Red Robin Gourmet Burgers, Inc., Attn: Shareholder Services, 6312 South Fiddler's Green Circle, Suite 200N, Greenwood Village, Colorado 80111.

By Order of the Board of Directors,

Michael L. Kaplan Secretary
Greenwood Village, Colorado April 8, 2014

ANNUAL MEETING OF STOCKHOLDERS OF RED ROBIN GOURMET BURGERS, INC. May 22, 2014 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, proxy statement, form of proxy card, and 2013 annual report on Form 10-K are available at https://materials.proxyvote.com/75689M. Please sign, date, and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, AND 3. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, AND 3. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCOR- DANCE WITH THE STOCKHOLDER'S SPECIFICATIONS. THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS TO THE UNDERSIGNED. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF RED ROBIN GOURMET BURGERS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement, and 2013 annual report on Form 10-K. 1. The election of seven (7) directors for one-year terms: (a) Robert B. Aiken (b) Stephen E. Carley (c) Lloyd L. Hill (d) Richard J. Howell (e) Glenn B. Kaufman (f) Pattye L. Moore (g) Stuart I. Oran 2. Approval, on an advisory basis, of the Company’s executive compensation. 3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 28, 2014. 4. Such other business as may properly come before the meeting or any adjournment thereof. FOR AGAINST ABSTAIN To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

RED ROBIN GOURMET BURGERS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Stephen E. Carley and Stuart B. Brown, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Red Robin Gourmet Burgers, Inc. held of record by the undersigned on April 1, 2014 at the Annual Meeting of Stockholders to be held at our Red Robin Innovation Center, located at 10000 E. Geddes Ave., Suite 500, Centennial, Colorado 80122 at 8:00 a.m. MDT on May 22, 2014, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his or her discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card is properly executed and returned, but contains no specific voting instructions, these shares will be voted in accordance with the recommendation of the Board of Directors. (Continued and to be signed on the reverse side)